Exhibit 99.8

August 3, 2020

NAVER J. Hub Corporation

Project Gaia

Commitment Letter

Ladies and Gentlemen:

1.	Commitment

NAVER J. Hub Corporation (the “Borrower” or “you”) has advised Mizuho Bank, Ltd. (“we” or “us”) that you intend to acquire (i) all of the common shares and American depositary shares (registered and issued by JP Morgan Chase Bank, N.A. in the U.S., each of which represents the title to one common share, the “ADSs”) of, and (ii) all of the share options and the convertible bonds of LINE Corporation (the “Target”) (excluding treasury shares held by the Target and the common shares and the convertible bonds held by NAVER Corporation (the “Guarantor”)) through a joint tender offer in Japan pursuant to the Financial Instruments and Exchange Act of Japan and applicable laws and regulations (the “Tender Offer (Japan)”) and in the U.S. pursuant to the U.S. Securities Exchange Act of 1934 and applicable laws and regulations (the “Tender Offer (U.S.)” and the Tender Offer (Japan) and the Tender Offer (U.S.) are collectively referred to as the “Tender Offer”) and subsequent squeeze out procedures (the “Squeeze Out Procedures”, collectively with the Tender Offer, the “Acquisition”), both of which will be conducted with SoftBank Corporation.

In connection with the Acquisition, we are pleased to advise you of our commitment to provide JPY-dominated credit facility of JPY 100,000 million (the “Credit Facility”) upon the terms and subject to the conditions set forth or referred to in this letter (this “Commitment Letter”) and in the term sheet attached hereto as Exhibit B (the “Term Sheet”), subject to the satisfaction of all conditions set forth in Exhibit A.

2.	Mandate

You appoint us as exclusive arranger and lender of the Credit Facility. Until this Commitment Letter terminates, except for the SMBC Loan and its arranger and lender, (a) no other person shall be appointed as arranger, lender, underwriter, or bookrunner for the Credit Facility or other debt financing to close the Acquisition; (b) no other titles with the Credit Facility or other debt financing to close the Acquisition shall be awarded to any person other than us; and (c) no other compensation shall be paid to any person other than us, in connection with arranging and providing the Credit Facility or other debt financing to close the Acquisition. Further, you shall cause the Guarantor to observe the foregoing restrictions.

You hereby represent and warrant that, (i) all information (the “Information”) (other than financial projections, financial forecasts, and other forward-looking information (collectively, the “Projections”)) that has been or will be made available to us by you, any of your affiliates or by any of your or their representatives or affiliates on your or their behalf, does not or will not, when furnished, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, as supplemented and updated and (ii) the Projections that have been or will be made available to us by you, any of your affiliates or by any of your or their representatives or affiliates on your or their behalf have been and will be prepared in good faith based upon assumptions that are reasonably believed by the preparer thereof to be reasonable at the time made and at the time such Projections are furnished to us. If at any time, you become aware that any of the representations and warranties in the preceding sentence would be incorrect in any material

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respect, you agree to supplement information or materials from time to time such that the representations and warranties in the preceding sentence remain true in all material respects.

3.	Amendment, Modification and Withdrawal

Our commitments hereunder is based on the Information and Projection provided to us by May 22, 2020 (the “Cut-Off Date”), and may be amended, modified or withdrawn to the extent reasonably necessary if there is any change, correction or supplement to such Information and Projection in material respect.

4.	Effect and Loan Certificate

Our commitments hereunder becomes effective on the conditions that we receive Portable Document Format (PDF) copies of your and Guarantor’s signed or sealed originals of Commitment Letter by electronic mail no later than 5:00 p.m., Japan time, on August 3, 2020, failing which this Commitment Letter, our commitment hereunder and other our obligations hereunder will be automatically terminated at such time.

This Commitment Letter and Term Sheet shall prevail over a loan certificate (yushi shoumeisho) (the “Loan Certificate”) to be issued by us to you in the form set forth in Exhibit C.

5.	Expiration and Extension

This Commitment Letter will be valid until the earlier of (a) October 8, 2020 (however, if the Tender Offer has not commenced by August 4, 2020, then until such date) and (b) the date of the Agreement (such earlier date, the “Expiration Date”), and when the Expiration Date passes, this Commitment Letter will automatically expire.

Provided, further, if the Tender Offer (Japan) is commenced and the Loan Certificate is submitted to you without the expiration or termination of this Commitment Letter, we will not unreasonably refuse to submit a new loan certificate that will remain valid until the settlement date decided on the basis of the final date of the extended tender offer period of the Tender Offer (Japan), in following cases:

(i)

in the case of an extension required under the Financial Instruments and Exchange Act or the U.S. Securities Exchange Act of 1934 due to the submission of an amended tender offer filing for the correction of a minor matter on the filing or any other event that will have only a minimal adverse impact on our credit determination regarding the Tender Offer, where the final date of the extended tender offer period will be within 60 Business Days from the initial tender offer commencement date, or

(ii)

with respect to an extension of the tender offer period made at your discretion, in the case of an extension due to an event that will have only a minimal adverse impact on our credit determination regarding the Tender Offer, where the final date of the extended tender offer period will be within 60 Business Days from the initial tender offer commencement date.

The provisions in Paragraphs 6, 7, 10, 11 and 12 shall remain in full force and effect regardless of whether the Agreement shall be executed and delivered and notwithstanding any termination or expiration of this Commitment Letter or our commitments hereunder.

6.	Confidentiality

By your accepting delivery of this Commitment Letter, (a) you agree that you will not disclose, directly or indirectly, this Commitment Letter, the Term Sheet, the contents of any of the foregoing or the activities of us pursuant hereto or thereto to any person without our prior written approval, except that you may disclose this Commitment Letter, the Term Sheet, and the contents hereof and thereof (i) to your officers, directors, agents,

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employees, affiliates, agents, attorneys, accountants and advisors directly involved in the consideration of this matter on a confidential and need-to-know basis, (ii) as required by applicable law or compulsory legal process (in which case you agree to inform us promptly thereof to the extent permitted to do so) and (iii) to the Guarantor and its officers, directors, employees, attorneys, accountants and advisors in connection with the Acquisition and on a confidential and need-to-know basis; and (b) we agree that we will not disclose, directly or indirectly, this Commitment Letter, the Term Sheet, the contents of any of the foregoing or the activities of you pursuant hereto or thereto to any person without your prior written approval, except that we may disclose this Commitment Letter, the Term Sheet, and the contents hereof and thereof (i) to our officers, directors, agents, employees, affiliates, agents, attorneys, accountants and advisors directly involved in the consideration of this matter on a confidential and need-to-know basis, and (ii) as required by applicable law or compulsory legal process (in which case we agree to inform you promptly thereof to the extent permitted to do so).

Provided, any public announcement or disclosure regarding the Credit Facility (except those required by applicable law during the Tender Offer process) will require the prior consent of you and us; provided, further that, you hereby agree that we may provide necessary information regarding the Credit Facility to Clarivate Analytics (Japan) Co., Ltd., Refinitiv Japan K.K., Dealogic Limited, Bloomberg L.P. and other financial information providers for the purposes of league table production.

7.	Indemnification and Expenses

You agree (a) to indemnify and hold harmless us, our affiliates and their officers, directors, employees, agents, advisors, representatives and controlling persons (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (collectively, “Losses”) to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter or any claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto or whether a Proceeding is brought by a third party or by you or any of your affiliates, and to reimburse each such Indemnified Person upon demand for any reasonable and documented legal or other expenses incurred in connection with investigating or defending any of the foregoing; and (b) regardless of whether or not the Agreement is executed and/or the transactions contemplated herein or therein are consummated and notwithstanding any termination or expiry of this Commitment Letter, to reimburse us for all reasonable and documented expenses (including reasonable and documented legal counsel’s fees) incurred in connection with this Commitment Letter, the Credit Facility and the preparation of this Commitment Letter, the Term Sheet and the Agreement, other than any of the foregoing claimed by any Indemnified Person to the extent arising from the willful misconduct or gross negligence of any Indemnified Person or from a breach of this Commitment Letter by any Indemnified Person or from a claim by you against an Indemnified Person or from a claim by an Indemnified Person against another Indemnified Person. You shall not be responsible or liable to any person for any special, indirect, consequential or punitive damages or any loss of profit in connection with this Commitment Letter or the Credit Facility.

8.	Conflict of Interests

You understand and agree that we and/or one or more of our affiliates (including affiliates of our parent company) act independently of each other, both for their own account and for the account of clients and may provide debt financing, equity capital, financial advisory and/or other services to parties whose interest may conflict with interests of you and/or your affiliates and by signing this Commitment Letter you are consenting to debt financing, equity capital, financial advisory and/or other services being provided to such parties.

9.	Amendment

This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by you and us.

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10.	Governing Law and Jurisdiction

This Commitment Letter shall be governed by, and construed in accordance with, the laws of Japan, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. You and we hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the Tokyo District Court over any suit, action or proceeding arising out of or relating to the Acquisition or the other transactions contemplated hereby, this Commitment Letter, the Term Sheet or the other Exhibit hereto or the performance of services hereunder or thereunder.

11.	Assignment

This Commitment Letter, the commitments hereunder and rights and obligations hereunder shall not be assignable or otherwise disposable by you without our prior written consent, and any attempted assignment without such consent shall be void. We reserve the right to employ the services of our affiliates in providing services contemplated by this Commitment Letter and to allocate, in whole or in part, to our affiliates certain fees payable to us in such manner as we and our affiliates may agree in our sole discretion.

12.	Definitions

The terms used but not defined herein shall have the meanings given to them in the Term Sheet.

13.	Entire Agreement

You and we hereby confirm that “Project Gaia Commitment Letter” dated May 26, 2020 has not been executed by you and the Guarantor and has not become effective. Therefore, our commitment thereunder and other our obligations thereunder were automatically terminated at 5:00 p.m., Japan time, on May 27, 2020.

This Commitment Letter constitutes the sole and entire agreement and understanding between you and us with respect to the subject matter of this Commitment Letter and supersedes all other prior and contemporaneous agreements, understandings, proposals, representations, statements and communications, whether oral or written.

Please indicate your and Guarantor’s acceptance of the terms hereof by signing in the appropriate space below and returning to us your and Guarantor’s signed or sealed originals of Commitment Letter in PDF by electronic mail to hyunseok.lee@mizuho-cb.com and sooah.park@mizuho-cb.com. This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by electronic mail shall be effective as delivery of a manually executed counterpart of this Commitment Letter. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to be relied upon, confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Persons.

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We are pleased to have been given the opportunity to assist you in connection with the financing for the Acquisition.

Very truly yours,

MIZUHO BANK, LTD.

By	/s/ Toshiro Koroyasu
	Name:	Toshiro Koroyasu
	Title:	Executive Officer
General Manager, Seoul Branch

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Accepted and agreed to as of the date first written above:

NAVER J. Hub Corporation

By	/s/ Sang-Jin Park
Name: Sang-Jin Park
Title: Representative Director

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By accepting this Commitment Letter, we, NAVER Corporation, agree to cause the Borrower to observe its obligations under this Commitment Letter.

Accepted and agreed to as of the date first written above:

NAVER Corporation

By	/s/ Seong Sook Han
Name: Seong Sook Han
Title: CEO

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Exhibit A

Conditions for Commitment

(1)

That total amount of funds expected to be incurred by you for the Acquisition is a maximum of JPY 200,000 million and JPY 100,000 million of which will be, in part, covered by the SMBC Loan. The use of funds for borrowings under the Credit Facility will be: (i) funds to purchase the common shares of the Target, the ADSs, the Share Options and the CBs (excluding treasury shares held by the Target and the common shares of the Target and the CBs held by the Guarantor) in the Tender Offer, and to pay associated taxes and public charges and expenses, (ii) funds for cash to be paid to shareholders and Share Options holders of the Target in relation to the Squeeze Out Procedures and for payment of associated expenses (including loan funds to the Target for such purpose), (iii) funds for payment of costs and expenses incurred by the Borrower in connection with the Subsequent Transactions and (iv) funds for payment of other costs and expenses incurred by the Borrower in connection with the Acquisition.

(2)

That the materials and information relating to material facts that we have received from you, your affiliates and your advisors by the Cut-Off Date, is true and correct in all material respects (other than projections, which will have been prepared in good faith based upon assumptions that are reasonably believed by the preparer thereof to be reasonable at the Cut-Off Date,), and from the day following the Cut-Off Date onwards, there have been (i) no additions or discoveries of new materials or information that would have a material adverse effect on the Credit Facility or the Acquisition, (ii) no discovery of information that would cause materials or information relating to material facts as of the Cut-Off Date to lose their truthfulness or accuracy to an extent that would have a material adverse effect on the Credit Facility or the Acquisition, and (iii) no change or revision relating to materials as of the Cut-Off Date that would have a material adverse effect on the Credit Facility or the Acquisition; further, that there exist no materials or information that would have a material adverse effect on the Credit Facility or the Acquisition, that has not been disclosed to us by the Cut-Off Date.

(3)	That we obtain final institutional approval regarding the finalized conditions and content of agreements relating to the Credit Facility.

(4)

That it is found to be reasonably certain that when a loan under the Credit Facility is disbursed, the conditions precedent for a loan as set forth in the Term Sheet will be satisfied and the SMBC Loan will be disbursed in the same amount.

(5)

That the amount of the Credit Facility set forth in this Commitment Letter is based on the assumption that (i) the purchase price for the common shares of the Target and ADSs in the Tender Offer will be JPY 5,380 or its equivalent in USD per share and per ADS; (ii) the purchase price for the Share Options in the Tender Offer will be JPY 1 per Share Option; and (iii) the purchase price for Zero Coupon Convertible Bonds Due 2023 in the Tender Offer will be JPY 7,203,820 per face value of JPY 10,000,000 and the purchase price for Zero Coupon Convertible Bonds Due 2025 in the Tender Offer will be JPY 7,155,400 per face value of JPY 10,000,000.

(6)

That there are no events that may have a material adverse effect on the assets, management, financial condition or other condition, or the future prospects, of the Target and Guarantor, on a consolidated basis, and there is no actual risk of such events occurring.

(7)

That no material change has occurred to the domestic or foreign financial environment and market environment which we reasonably determine would have a material adverse effect on the disbursement of a loan under the Credit Facility.

End

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Exhibit B

Term Sheet

Project Gaia Loan Term Sheet

(NOTE: ●, bracketed wording and other open matters are subject to further discussion in good faith between Borrower and Lender. If any open matters relating to the Acquisition has been determined, the Borrower will promptly notify the Lender thereof and discuss with the Lender in good faith how it will be reflected in documentation of the Agreement and others.)

Transaction Overview:

1.  NAVER J. Hub Corporation, a wholly-owned Japanese subsidiary (“Bidco (Naver)” or “Borrower”) of NAVER Corporation (“Guarantor”) and SoftBank Corporation (“SoftBank”; and together with Bidco (Naver), “Bidcos”) will implement a joint tender offer conducted in Japan and the U.S. (“Tender Offer”) for the purpose of acquiring all common shares of LINE Corporation (“Target”), Share Options, CBs and ADSs other than treasury shares held by Target and the common shares of the Target and CBs held by Guarantor.

2.  After the completion of the Tender Offer, Bidcos and the Guarantor will implement squeeze-out procedures using a share consolidation (“Squeeze Out Procedures”; the Tender Offer and the Squeeze Out Procedures are referred to collectively as the “Acquisition”) so that the Bidcos and Guarantor will be only shareholders and stock acquisition rights (including stock acquisition rights coupled with convertible bonds) holders of the Target.

3.  Prior to the completion of the Squeeze Out Procedures, the Target will purchase and redeem all of the outstanding CBs.

4.  Throughout the Acquisition, each Bidco will acquire, and pay for, common shares of the Target, ADSs, Share Options and CBs in equal shares.

5.  Borrower will raise the funds for the Acquisition using (i) loan(s) which the Borrower will borrow pursuant to a credit agreement (“Agreement”) executed based on this term sheet and (ii) loan(s) (“SMBC Loan”) which the Borrower will borrow from Sumitomo Mitsui Banking Corporation.

Borrower:	Borrower

Guarantor:	Guarantor

Arranger:	Mizuho Bank, Ltd.

Lender:	Mizuho Bank, Ltd.

Facility Amount:	JPY 100,000 million in total: 1. Tranche A Facility Amount: JPY 35,000 million; 2. Tranche B Facility Amount: JPY 35,000 million; and

3.  Tranche C Facility Amount: JPY 30,000 million

I.   Amounts above are provided assuming that (i) the purchase price for the common shares of the Target and ADSs in the Tender Offer will be JPY 5,380 or its equivalent in USD per share and per ADS; (ii) the purchase price for the Share Options will be JPY 1 per Share Option; (iii) the purchase price for CBs Due 2023 will be JPY 7,203,820 per face value of JPY 10,000,000 and the purchase price for CBs Due 2025 will be JPY 7,155,400 per face value of JPY 10,000,000; and (iv) the total amount of costs and expenses (including the sum of the purchase prices paid for the Acquisition but excluding any purchase prices paid in connection with the CBs) incurred by the Borrower in connection with the Acquisition and Subsequent Transactions (“Total Necessary Amount”) will be JPY 200,000 million (“Expected Funding Amount”).

II. If the Total Necessary Amount would exceed the Expected Funding Amount, the Borrower shall procure the funds for such excess in the manner reasonably satisfactory to the Lender.

III.  If the Expected Funding Amount would exceed the Total Necessary Amount, the Facility Amount of this Agreement and the amount of the SMBC Loan shall be reduced by such excess on a pro-rate basis; when the Facility Amount of this Agreement would be reduced, firstly Tranche C Facility Amount shall be reduced, and Tranche A Facility Amount and Tranche B Facility Amount shall be reduced only if the Tranche C Facility Amount shall be reduced to zero (0), and secondly Tranche B Facility Amount shall be reduced, and Tranche A Facility Amount shall be reduced only if the Tranche B Facility Amount shall be reduced to zero (0); if the Tranche C Facility Amount shall be reduced, such reduction shall apply to each principal amount to be repaid in each repayment date in reverse chronological order.

Form of Loan:	Term loan with availability period

Use of Proceeds:

1.  Funds required for the Borrower to purchase common shares of the Target, ADSs, Share Options and CBs in the Tender Offer, and taxes and public charges and expenses associated with this.

2.  Funds for cash to be paid by the Borrower to shareholders and Share Options holders of the Target in relation to the Squeeze Out Procedures and for payment of associated expenses (including loan funds to Target for such purpose).

3.  Funds for payment of costs and expenses incurred by the Borrower in connection with the Subsequent Transactions.

4.  Funds for payment of other costs and expenses incurred by the Borrower in connection with the Acquisition.

Execution Date of the Agreement (scheduled):	[MM] [DD], 2020 (NOTE: Executed after the date in which the completion of the Tender Offer is confirmed.)

Number of Drawdowns:

Up to four (4).

If Borrower applies for two or more drawdowns of Tranche A Loan, Tranche B Loan and Tranche C Loan to be made on the same date in a single loan application, such drawdowns are treated as a single drawdown.

Order of Drawdowns:	Borrower shall utilize Tranche A Facility first, and may utilize Tranche B Facility and Tranche C Facility only if the Tranche A Facility Amount has been or will be utilized in full. Borrower may utilize Tranche C Facility only if the Tranche A Facility Amount and Tranche B Facility Amount have been or will be utilized in full.

Drawdown Period:

Start: second Business Day after the execution of the Agreement.

End: the day marking the passage of six (6) months from the execution date or the day marking the passage of two (2) months from the day of completion of the Squeeze Out Procedures, whichever is earlier.

Currency:	Japanese yen only

Loan Application:

1.  By 10:00 a.m. three (3) Business Days prior to its preferred Drawdown Date (in case of the First Drawdown, two (2) Business Days prior to the Drawdown Date) which shall be a Business Day during the Drawdown Period, the Borrower will send to the Lender by facsimile transmission a loan application setting forth its preferred Drawdown Date, preferred loan amount, facility to be utilized and use of funds (including the number of common shares of the Target, ADSs, Share Options and CBs expected to be acquired and the expected amount of funds needed for such acquisition). The Borrower shall confirm with the Lender whether the Lender received by facsimile transmission the loan application by phone.

2.  The preferred loan amount of Tranche A Loan to be set forth on loan applications shall be an amount not exceeding the Tranche A Facility Amount.

3.  The preferred loan amount of Tranche B Loan to be set forth on loan applications shall be an amount not exceeding the Tranche B Facility Amount.

4.  The preferred loan amount of Tranche C Loan to be set forth on loan applications shall be an amount not exceeding the Tranche C Facility Amount.

5.  After the Lender has received a loan application, the Borrower may not withdraw, cancel or change the application or the loan agreement for a Loan, whatever the reason.

Reduction of Facility Amount:	By giving at least ten (10) Business Days advance written notice, the Borrower can reduce the Facility Amount in full or in part; provided, however, that once reduced, the Facility Amount will not be restored to prior levels. The reduction amount in a case of partial reduction must be an amount that is at least JPY 100 million and is an integral multiple of JPY 100 million. If the Borrower reduce the Facility Amount, the Borrower shall reduce the Tranche C Facility Amount at first, and may reduce the Tranche A Facility Amount and the Tranche B Facility Amount only if the unused Tranche C Facility Amount has been or will be reduced to zero (0). Borrower may reduce the Tranche A Facility Amount only if the unused Tranche B Facility Amount has been or will be reduced to zero (0).

Termination of Obligation to Lend:

In the following cases, if occurred between the date of the Agreement and a Drawdown Date, Lender’s obligation to lend will extinguish:

1.  If the Drawdown Period has ended;

2.  If the Borrower’s obligations hereunder are accelerated as a result of an occurrence of an Event of Default;

3.  If the number of drawdowns has reached the limit;

4.  According to “Increased Costs and Illegality” below; or

5.  If the unused Facility Amount has been reduced to zero (0).

Exemption of Obligation to Lend:	If any of the Exemption Event has occurred, Lender’s obligation to lend is exempted until such Exemption Event ceases to exist.

Initial Expenses:	Attorneys’ fees, stamp duties and other expenses incurred in connection with the preparation of the Agreement shall be separately paid by the Borrower.

Tranche A Facility

Tranche A Facility Amount:	As shown in “Facility Amount” above

Maturity Date:	[MM] [DD], [2021] (NOTE: It is envisioned to be the day one (1) year after the First Drawdown Date.)

Repayment Method:	In a lump sum payment on the Maturity Date

Applicable Interest Rate:	Base Rate plus Spread, payable in arrears (on a day-to-day basis, inclusive of the first day and exclusive of the last day, and on the basis of a year of 365 days)

Base Rate:	Base Rate is the Japanese Yen TIBOR (Telerate page 17097 or its successor page) announced by the JBA TIBOR Administration at 11:00 a.m. or the closest point in time after 11:00 a.m. on the day two (2) Business Days prior to the commencement date of an Interest Calculation Period, for the time period corresponding to the Interest Calculation Period (if for some reason such rate is not announced, an interest rate reasonably decided by the Lender will be the Base Rate). If the Base Rate determined pursuant to the foregoing is less than zero (0), it shall be deemed to be zero (0).

Spread:	0.65% (per annum)

Interest Calculation Period:	Each six (6) months period; provided, that it will be each one (1) month period during the first six (6) months after the First Drawdown Date.

Commitment Fee:	0.30% (per annum) of unused Tranche A Facility Amount from the execution date of the Agreement to the end of the Drawdown Period, payable in arrears (on a day-to-day basis, inclusive of the first day and the last day, and on the basis of a year of 365 days)

Tranche B Facility

Tranche B Facility Amount:	As shown in “Facility Amount” above

Maturity Date:	[MM] [DD], [2023] (NOTE: It is envisioned to be the day three (3) years after the First Drawdown Date.)

Repayment Method:	In a lump sum payment on the Maturity Date

Applicable Interest Rate:	Base Rate plus Spread, payable in arrears (on a day-to-day basis, inclusive of the first day and exclusive of the last day, and on the basis of a year of 365 days)

Base Rate:	Base Rate is the Japanese Yen TIBOR (Telerate page 17097 or its successor page) announced by the JBA TIBOR Administration at 11:00 a.m. or the closest point in time after 11:00 a.m. on the day two (2) Business Days prior to the commencement date of an Interest Calculation Period, for the time period corresponding to the Interest Calculation Period (if for some reason such rate is not announced, an interest rate reasonably decided by the Lender will be the Base Rate). If the Base Rate determined pursuant to the foregoing is less than zero (0), it shall be deemed to be zero (0).

Spread:	0.65% (per annum)

Interest Calculation Period:	Each six (6) months period

Commitment Fee:	0.30% (per annum) of unused Tranche B Facility Amount from the execution date of the Agreement to the end of the Drawdown Period, payable in arrears (on a day-to-day basis, inclusive of the first day and the last day, and on the basis of a year of 365 days)

Tranche C Facility

Tranche C Facility Amount:	As shown in “Facility Amount” above

Maturity Date:	[MM] [DD], [2025] (NOTE: It is envisioned to be the day five (5) years after the First Drawdown Date.)

Repayment Method:	JPY 6,000 million annually installment, starting at [MM] [DD], 2021. (NOTE: It is envisioned to be the day twelve (12) months after the First Drawdown Date.) For the avoidance of doubt, if the Borrower does not make drawdown of Tranche C Facility in full, the repayment thereof can be completed before the Maturity Date.

Applicable Interest Rate:	Base Rate plus Spread, payable in arrears (on a day-to-day basis, inclusive of the first day and exclusive of the last day, and on the basis of a year of 365 days)

Base Rate:	Base Rate is the Japanese Yen TIBOR (Telerate page 17097 or its successor page) announced by the JBA TIBOR Administration at 11:00 a.m. or the closest point in time after 11:00 a.m. on the day two (2) Business Days prior to the commencement date of an Interest Calculation Period, for the time period corresponding to the Interest Calculation Period (if for some reason such rate is not announced, an interest rate reasonably decided by the Lender will be the Base Rate). If the Base Rate determined pursuant to the foregoing is less than zero (0), it shall be deemed to be zero (0).

Spread:	0.75% (per annum)

Interest Calculation Period:	Each six (6) months period

Commitment Fee:	0.30% (per annum) of unused Tranche C Facility Amount from the execution date of the Agreement to the end of the Drawdown Period, payable in arrears (on a day-to-day basis, inclusive of the first day and the last day, and on the basis of a year of 365 days)

Definitions:

Accounting Documents:

1.  The accounting documents (i.e., the balance sheet and profit/loss statement set forth in Article 435, Paragraph 2 of the Companies Act, the statement of changes in equity and notes set forth in Article 59, Paragraph 1 of the Company Accounting Ordinance) and the business report (jigyo houkokusho) for each business year set forth in Article 435, Paragraph 2 of the Companies Act;

2.  The temporary accounting documents set forth in Article 441, Paragraph 1 of the Companies Act (the balance sheet as of the temporary closing date and the profit/loss statement for the period commencing on the first day of the business year to which the temporary closing date belongs and ending on the temporary closing date set forth in Article 441, Paragraph 1 of the Companies Act), if prepared;

3.  The consolidated accounting documents for each business year set forth in Article 444, Paragraph 1 of the Companies Act,

which are required to be prepared under the provisions of Article 444, Paragraph 3 of the Companies Act (the consolidated balance sheet, consolidated profit/loss statement, consolidated statement of changes in equity and consolidated notes set forth in Article 61 of the Company Accounting Ordinance; the same shall apply hereinafter in this Sub-item 3), and other consolidated accounting documents for each business year set forth in Article 444, Paragraph 1 of the Companies Act, if prepared; and

4.  The consolidated and non-consolidated balance sheet, profit/loss statement, statement of changes in equity and notes, irrespective of their name or title, if prepared.

With regard to the Guarantor, the “Accounting Documents” means accounting documents equivalent to these Sub-items 1 to 4 above.

ADSs:	American depositary shares that are registered and issued by JP Morgan Chase Bank, N.A. in the U.S. and listed on the New York Stock Exchange, each of which represents the title to one common share of the Target deposited with Mizuho Bank, Ltd., which is the custodian bank of the underlying stock.

Business Day:	Any day, except the days on which banks are closed pursuant to the Laws in Japan

Business Integration Agreement:	The Business Integration Agreement dated December 23, 2019 by and among the Guarantor, SoftBank, the Target and Z Holdings Corporation

CBs:	Zero Coupon Convertible Bonds Due 2023 (“CBs Due 2023”) and Zero Coupon Convertible Bonds Due 2025 (“CBs Due 2025”) issued by the Target

D/E Ratio:	As defined in Exhibit 2

Drawdown Date:	A date on which the Loan is made

EDGAR:	The Electronic Data Gathering, Analysis, and Retrieval system used at the U.S. Securities and Exchange Commission

EDINET:	The Electronic Disclosure for Investors’ NETwork (electronic data processing system as prescribed in Article 27-30-2 of the Financial Instruments and Exchange Act )

Exemption Event:

Any of the following events by which the Lender reasonably determines that making of the Loan is impossible:

1.  an outbreak of a natural disaster, war or terrorist attack;

2.  an interruption or disturbance in electricity, communications or various settlement systems;

3.  any event occurring in the Tokyo interbank market which disables loans in JPY; and

4.  any other event similar to events described in paragraphs 1, 2 and 3 above of which the cause is not attributable to the Lender.

First Drawdown:	The first Loan made hereunder

First Drawdown Date:	The Drawdown Date on which the First Drawdown is made

Interest Coverage Ratio:	As defined in Exhibit 2

Laws:	The treaties, laws, ordinances, cabinet orders, ministerial ordinances, rules, announcements, judgments, decisions, arbitral awards, directives, guidelines and policies of relevant authorities (including, without limitation, rules and guidelines of Financial Instruments Exchanges, security exchanges, Financial Instruments Firms Associations and the Japanese Bankers Associations) and equivalents thereto in jurisdictions other than Japan

Leverage Ratio:	As defined in Exhibit 2

Loan:	Loan(s) made pursuant to this Agreement

Loan Receivables:	The loan receivables in relation to a Loan

M&A Guideline:	The “Fair M&A Guidelines: Enhancing Corporate Value and Securing Shareholders’ Interests” published by the Ministry of Economy, Trade and Industry on June 28, 2019

Potential Event of Default:	An event that would constitute an Event of Default with the elapse of time, notice, or both

Related Agreements:	This Agreement, the Business Integration Agreement and the Transaction Agreement

Scheme Disruption Event:	An event set forth in Exhibit 1

Share Exchange:	A share exchange (kabushiki kokan) to be conducted in accordance with the Business Integration Agreement with Z Holdings Corporation’s shares as consideration whereby Z Holdings Corporation will become the wholly owning parent company and the newly formed wholly owned subsidiary of the Target incorporated for the purpose of succeeding the Target’s business will become the wholly owned subsidiary company

Share Options:	(1) Share options issued based on the resolution of the board of directors meeting of the Target held on December 11, 2013 (“4th Series Share Options”);

(2)   Share options issued based on the resolution of the board of directors meeting of the Target held on December 11, 2013 (“5th Series Share Options”);

(3)   Share options issued based on the resolution of the board of directors meeting of the Target held on February 5, 2014 (“7th Series Share Options”);

(4)   Share options issued based on the resolution of the board of directors meeting of the Target held on February 5, 2014 (“8th Series Share Options”);

(5)   Share options issued based on the resolution of the board of directors meeting of the Target held on August 1, 2014 (“10th Series Share Options”);

(6)   Share options issued based on the resolution of the board of directors meeting of the Target held on August 1, 2014 (“11th Series Share Options”);

(7)   Share options issued based on the resolution of the board of directors meeting of the Target held on September 30, 2014 (“13th Series Share Options”);

(8)   Share options issued based on the resolution of the board of directors meeting of the Target held on September 30, 2014 (“14th Series Share Options”);

(9)   Share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015 (“16th Series Share Options”);

(10)  Share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015 (“17th Series Share Options”);

(11)  Share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015 (“18th Series Share Options”);

(12)  Share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015 (“19th Series Share Options”);

(13)  Share options issued based on the resolution of the board of directors meeting of the Target held on June 26, 2017 (“20th Series Share Options”);

(14)  Share options ;issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019 (“22nd Series Share Options”);

(15)  Share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019 (“23rd Series Share Options”);

(16)  Share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019 (“24th Series Share Options”); and

(17)  Share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019 and the resolution of the board of directors made on March 30, 2020 (“25th Series Share Options”)

Subsequent Transactions:	Subsequent transactions by and among the Bidcos and the Guarantor relating to the contemplated adjustment of those shareholding percentage in the Target after the Acquisition

Tender Offer Disclosure Materials:	The filing for the Tender Offer and the tender offer report for the Tender Offer (including any filing or report for amendment thereto)

Tranche A Loan:	A Loan disbursed under Tranche A Facility

Tranche B Loan:	A Loan disbursed under Tranche B Facility

Tranche C Loan:	A Loan disbursed under Tranche C Facility

Transaction Agreement:	The Transaction Agreement dated December 23, 2019 by and between the Guarantor and SoftBank

<Main Substance of the Agreement>

Obligations of Lender:	Lender shall lend money to the Borrower to the extent of the Facility Amount in accordance with the terms and conditions hereunder.

Conditions Precedent for a Loan:

<Conditions Precedent for a Loan to fund the settlement of the Tender Offer>

The Lender shall make a Loan to fund the settlement of the Tender Offer on the condition that the conditions set forth below are satisfied as of three (3) Business Days prior to the preferred Drawdown Date (in case of the First Drawdown, two (2) Business Days prior to the preferred Drawdown Date) and the preferred Drawdown Date (collectively, “Conditions Precedent Satisfaction Confirmation Dates”):

(1)   The Borrower has submitted a loan application set forth in the Agreement and such loan application has fulfilled the terms set forth thereof;

(2)   Lender’s obligation to lend has not been terminated or exempted;

(3)   All or any part of the loan agreement has not been terminated in accordance with the former clause of Section 2, Article 587-2 of the Civil Code;

(4)   All of the Related Agreements have been executed lawfully and validly in the forms reasonably satisfactory to the Lender;

(5)   Borrower’s bank account (“Borrower Account”) has been opened at the Lender’s head quarter or branch lawfully and validly;

(6)   No Event of Default and Potential Event of Default has occurred;

(7)   All of the representations or warranties in the Related Agreements made by parties thereto (excluding the Lender) are true and correct in all material respects (or, if qualified by “materiality,” “material adverse effect” or similar language, in all respects);

(8)   Any parties to the Related Agreements (excluding the Lender) has not breached any provision thereof in any material respect (or, if qualified by “materiality,” “material adverse effect” or similar language, in any respect), and there is no specific reason to believe that any such breach will occur on or after the preferred Drawdown Date;

(9)   The Borrower has submitted all of the following documents to the Lender, and the Lender is reasonably satisfied with the content thereof:

(i)  a certificate of all matters presently recorded (genzaijiko zembu shomeisho) or the certificate of all matters historically recorded (rirekijiko zembu shomeisho) (provided, however, that such certificate shall be issued within three (3) months before the date of the execution of the Agreement);

(ii)  a certificate of registered seal impression (provided, however, that the certificate shall be issued within three (3) months before the date of the execution of the Agreement);

(iii)   a certified copy of the articles of incorporation and the rules of the board of directors (if any);

(iv) a notification of the seal impression or signature in the form prescribed by the Lender;

(v)   documents certifying that the internal approval procedures required by Laws and/or internal rules for the execution and performance of this Agreement have been completed;

(vi) a certified copy or certified extract copy of the minutes of the meeting of the board of directors of each Bidco approving the implementation of the Tender Offer (provided, however, that the submission is not required if such fact is disclosed in the Tender Offer Disclosure Materials);

(vii)  a copy of the Tender Offer Disclosure Materials (provided, however, that in cases where the disclosure of the Tender Offer Disclosure Materials has been made by EDINET or EDGAR, a report to the lender to the effect that said disclosure has been made may be substituted for the submission of a copy of the Tender Offer Disclosure Materials);

(viii)  a certified copy or certified extract copy of the minutes of the meeting of the board of directors of the Target agreeing to the Tender Offer (provided, however, that the submission is not required if such fact is disclosed in the Tender Offer Disclosure Materials);

(ix) a copy of the share price valuation report for the Target’s share prepared by JP Morgan Securities Japan Co., Ltd. on behalf of the Target (provided, however, that in cases where the disclosure of the share price valuation report has been made by EDGAR, a report to the Lender to the effect that said disclosure has been made may be substituted for the submission of a copy of the share price valuation report);

(x)   [reserved]

(xi) a copy of invoice for the payment of the acquisition prices prepared by the agent of the Tender Offer;

(xii)  a legal opinion prepared by a legal counsel of the Borrower (which includes the statement opining (a) the Borrower is validly existing, (b) the execution of the Agreement has been duly authorized, and (c) the Agreement is legal, valid, binding and enforceable, which is customarily required under this type of transaction);

(xiii)  a certified copy of the Related Agreements (other than the Agreement);

(xiv) documents evidencing that all necessary procedures required by applicable competition laws for the Acquisition have been completed (if any); and

(xv)   a certificate by Borrower’s representative director attesting to satisfaction of the conditions precedent for the Loan (NOTE: It is envisioned that the certificate will be submitted on each Conditions Precedent Satisfaction Confirmation Date);

(10)  The Guarantor has submitted all of the following documents to the Lender, and the Lender is reasonably satisfied with the content thereof:

(i)  a commercial registry extract (provided, however, that the certified copy or certificate shall be issued within three (3) months before the date of the execution of the Agreement) or its equivalent under South Korean Law;

(ii)  a certificate of registered seal impression (provided, however, that the certificate shall be issued within three (3) months before the date of the execution of the Agreement) or its equivalent under South Korean Law;

(iii)   a certified copy of the articles of incorporation and the rules of the board of directors (if applicable) or their equivalent under South Korean Law;

(iv) [reserved]

(v)   a notification of the seal impression or signature in the form prescribed by the Lender;

(vi) documents certifying that the internal approval procedures required by Laws and/or internal rules for the execution and performance of the Related Agreements have been completed; and

(vii) a legal opinion prepared by a legal counsel of the Guarantor (which includes the statement opining (a)(i) the Guarantor has lawfully incorporated and is validly existing, (ii) the execution of the Agreement has been duly authorized, and (iii) the Agreement is legal, valid, binding and enforceable, and (b) the choice of the governing law and submission to the jurisdiction of the certain court hereunder are legal and valid under South Korean laws, which are customarily required under this type of transaction);

(11)  The Guarantor owns directly 100% of the issued share capital and the voting power of the voting stock of the Borrower;

(12)  Lender reasonably confirmed that the SMBC Loan will be made to the Borrower in the amount equal to the Loans to be made on the preferred Drawdown Date;

(13)  The following matters concerning the Tender Offer are confirmed in a manner reasonably satisfactory to the Lender:

(i)  Completion of the procedures for the Tender Offer

Regarding the Tender Offer, all necessary permits, procedures and authorizations, etc. required by the Laws (including anti-trust clearance in Japan, the United States, Taiwan and South Korea) has been obtained or completed.

(ii)  No event for withdrawal of the Tender Offer

No event falling under withdrawal events of tender offer set forth in Laws or the filing and public notification for the Tender Offer has occurred by the end of the offering period of the Tender Offer.

(iii)   Lawful completion of the Tender Offer

The offering period of the Tender Offer has expired; the Tender Offer has been legally completed with the satisfaction of (x) the requirements and procedures necessary under the Financial Instruments and Exchange Act, the U.S. Securities Exchange Act of 1934 and other applicable Laws and regulations, and (y) the terms and conditions of the Tender Offer such as the numbers of tendered common shares of the Target and ADSs (including, but not limited to, setting the purchase price to JPY 5,380 or its equivalent in USD per share and per ADS, setting the purchase price to the following prices per Share Option (hereinafter referred to as the “Purchase Price of Share Options”), setting no upper or lower limit of the number of common shares of the Target to be acquired in the Tender Offer, setting the purchase price to JPY 7,203,820 per face value of JPY 10,000,000 for CBs Due 2023, setting the purchase price to JPY 7,155,400 per face value of JPY 10,000,000 for CBs Due 2025 and setting that each Bidco will equally acquire the tendered common shares of the Target, ADSs, Share Options and CBs); and the results of the Tender Offer have been announced accordingly.

(Purchase Prices of Share Options)

4th Series Share Option	JPY 1
5th Series Share Option	JPY 1
7th Series Share Option	JPY 1
8th Series Share Option	JPY 1
10th Series Share Option	JPY 1
11th Series Share Option	JPY 1
13th Series Share Option	JPY 1
14th Series Share Option	JPY 1
16th Series Share Option	JPY 1
17th Series Share Option	JPY 1
18th Series Share Option	JPY 1
19th Series Share Option	JPY 1
20th Series Share Option	JPY 1
22nd Series Share Option	JPY 1
23rd Series Share Option	JPY 1
24th Series Share Option	JPY 1
25th Series Share Option	JPY 1

(iv) Absence of arbitrary information disclosure

The Target or the Bidcos have not made any arbitrary disclosure of information (including, but not limited to, disclosure of any arbitrary downward adjustment of the performance of the Target not based on reasonable grounds) not based on reasonable grounds that would adversely affect the share price of the Target at a time close to announcement of the Tender Offer.

(v)   Expression of opinion regarding the Tender Offer by Target

The Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau or the Financial Instruments Exchange or those equivalent in the U.S. has not indicated that the Target would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with the expression of opinion by the Target regarding the Tender Offer, except those that have already been solved.

(vi) Proper disclosure of the Tender Offer by the Bidcos

The Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau, the Financial Instruments Exchange or those equivalent in the U.S. has not indicated that any Bidco would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with the disclosure of the Tender Offer by the Bidcos, except for those that have already been solved.

(vii)  No lawsuit concerning legality, etc. of the Tender Offer

(a) No lawsuit concerning the legality or validity of the Tender Offer or to claim damage compensation on the grounds of a violation of disclosure regulations relating to the Tender Offer has been filed; (b) no proceeding for action by government, Financial Instruments Exchange or securities exchange relating to the Tender Offer or disclosure thereof; and (c) there is no specific likelihood of (a) and (b).

(viii)  Legality of decision-making by Target

Decision-making by the Target regarding the Tender Offer has been made in a lawful manner, and no specific circumstances have arisen that may raise doubts about the legality of such decision-making (including compliance with the directors’ duty of care of a prudent manager and fiduciary duty).

(ix) Maintenance of the Target’s expression of opinion endorsing the Tender Offer

The board of directors of the Target has adopted a unanimous resolution endorsing the Tender Offer (including all attending statutory auditors not raising objection and not withholding opinion) at its meeting with attendance of all directors (excluding any person who falls under a special interested person or person judged to potentially fall under a special interested person) and unanimously expressed its endorsement, and the board of directors of the Target has not withdrawn, withheld or changed such endorsement and has not expressed any dissenting opinion with respect to the Tender Offer. The Target does not express any endorsement of a tender offer (if any) other than the Tender Offer. Provided, however, that in an event that it is determined after receiving advice from an attorney at law or legal expert who has sufficient experience in the practice of the Companies Act that the absence of (x) the withdrawal, withholding or change of the endorsement opinion regarding the Tender Offer, (y) the expression of the dissenting opinion or (z) the endorsement of a tender offer other than the Tender Offer is likely to be a violation by Target’s director of the directors’ duty of care of a prudent manager and fiduciary duty, the Borrower and the Lender shall consult in good faith on the handling the condition set forth in this Item (ix) on the condition that after the success of the Tender Offer, the board of directors of the Target announces its endorsement of the Tender Offer.

(x)   No change of the Tender Offer Disclosure Materials

The contents of the filing for the Tender Offer and the Subject Company’s Position Statement at the time of commencement of the Tender Offer have not been materially changed from the contents of the Tender Offer Disclosure Materials confirmed by the Lender prior to the issuance of the loan certificate. In addition, the content of the Tender Offer Disclosure Materials at the time of the completion of the Tender Offer has not changed materially from the content of the Tender Offer Disclosure Materials confirmed by the lender by the time of issuance of the loan certificate.

(xi) Publication of Material Facts prior to the Tender Offer

In cases where any Bidco or its “Officer, etc.” (meaning as set forth in Article 166(1)(i) of the Financial Instruments and Exchange Act) was aware of “material fact” specified in Article 166 of the Financial Instruments and Exchange Act or “Facts of the Tender Offer, etc.” specified in Article 167 of the Financial Instruments and Exchange Act, and such “material facts” and “Facts of the Tender Offer, etc.” had yet to be announced, such “material facts” and “Facts of the Tender Offer, etc.” have been announced prior to the date of the filing of the Tender Offer.

(xii)  No tender by the Guarantor

The Guarantor has not tendered any share of the Target in the Tender Offer.

(xiii)  M&A Guideline

The M&A Guideline has been duly considered as far as practicable in the decision-making and procedures for the Acquisition.

(14)  On the date of this Agreement, the Borrower satisfies any of the items set forth in Section 1 of Article 2 of the Commitment Line Law (tokutei yushiwaku keiyaku ni kansuru houritsu);

(15)  There are no events that would have a material adverse effect on the assets, management, financial condition or other condition, or the future prospects, of the Target and Guarantor, on a consolidated basis, and there is no actual risk of such events occurring; and

(16)  Other conditions set forth in the Agreement as mutually agreed by the Lender and the Borrower upon good-faith consultation.

<Conditions Precedent for a Loan to fund the settlement of the Squeeze Out Procedures>

The Lender shall make a Loan to fund the settlement of the Squeeze Out Procedures on the condition that the conditions set forth below are satisfied as of each Conditions Precedent Satisfaction Confirmation Date:

(1)   All of “Conditions Precedent for a Loan to fund the settlement of the Tender Offer” have been satisfied (applied mutatis mutandis). Regarding materials already submitted for the relevant conditions precedent for loan drawdown, in place of re-submission, a certificate by Borrower’s representative director to the effect that there has been no change to the information set forth in the relevant material can be submitted, and if there has been change to information set forth in materials already submitted to satisfy the relevant conditions precedent to loan drawdown, materials reflecting such changes shall be submitted;

(2)   The settlement for the Tender Offer has been completed;

(3)   All of the Share Options and CBs have been acquired or redeemed by the Target or Bidcos, and all of the perfection requirements therefor are satisfied;

(4)   In relation to the Squeeze Out Procedures, all procedures other than settlement have been lawfully completed, and certified copies of the following has been submitted to the Lender by three (3) Business Days prior to the preferred Drawdown Date:

(i)  documents to be kept in advance pertaining to the share consolidation;

(ii)  the minutes of the board of directors setting the record date for the extraordinary general meeting of shareholders resolving on the share consolidation;

(iii)   the minutes of the board of directors to call such general meeting of shareholders;

(iv) the minutes of such general meeting of shareholders;

(v)   the public notice by the Target to its shareholders;

(vi) documents to be kept subsequently pertaining to the share consolidation;

(vii)  documents filed in connection with the ADSs (if the disclosure of such filings has been made by EDGAR, a report to the Lender to the effect that said disclosure has been made may be substituted for the submission); and

(viii)  other documents reasonably required by the Lender in connection with the Squeeze Out Procedures;

(5)   With regard to the disposition of fractional shares in the Squeeze Out Procedures, the permission of the court prescribed in Article 234(2) or (4) of the Companies Act as applied mutatis mutandis pursuant to Article 235(2) of the Companies Act has been rendered, and documents evidencing such permission has been submitted to the Lender;

(6)   No claim for enjoinments of the share consolidation has been filed (regardless of whether provisionary disposition or otherwise);

(7)   No action for revocation, invalidation or absence of the resolution of the general meeting of shareholders which resolution is made in connection with the share consolidation for the Squeeze Out Procedure, or other similar action (excluding lawsuits pertaining to claim for the purchase of shares under Article 116(1) of the Companies Act), has been filed, and there is no specific reason to believe that such action or lawsuit will be filed; and

(8)   Other conditions set forth in the Agreement as mutually agreed by the Lender and the Borrower upon good-faith consultation.

<Conditions Precedent for a Loan to fund a payment of costs and expenses for the Subsequent Transactions>

The Lender shall make a Loan to fund a payment of costs and expenses for the Subsequent Transactions on the condition that the conditions set forth below are satisfied as of each Conditions Precedent Satisfaction Confirmation Date:

(1)   All of “Conditions Precedent for a Loan to fund the settlement of the Tender Offer” and “Conditions Precedent for a Loan to fund the settlement of the Squeeze Out Procedures” have been satisfied (applied mutatis mutandis). Regarding materials already submitted for the relevant conditions precedent for loan drawdown, in place of re-submission, a certificate by Borrower’s representative director to the effect that there has been no change to the information set forth in the relevant material can be submitted, and if there has been change to information set forth in materials already submitted to satisfy the relevant conditions precedent to loan drawdown, materials reflecting such changes shall be submitted;

(2)   The Lender has been notified of the form and substance of the Subsequent Transactions in writing;

(3)   The Subsequent Transactions have been duly and lawfully completed in the form and substance notified to the Lender, or it is found to be reasonably certain that the Subsequent

Transactions will be duly and lawfully completed after the Loan disbursement in such form and substance;

(4)   In relation to the Subsequent Transactions, the following has been submitted to the Lender by three (3) Business Days prior to the preferred Drawdown Date:

(a)   documents certifying that the internal approval procedures required for the Borrower and Guarantor under Laws and/or internal rules have been completed;

(b)   materials evidencing the use of the Loan proceeds; and

(c)   other documents reasonably required by the Lender in connection with the Subsequent Transactions; and

(5)   Other conditions set forth in the Agreement as mutually agreed by the Lender and the Borrower upon good-faith consultation.

Making of Loans:	If all conditions set forth in “Conditions Precedent for a Loan” above are satisfied or waived as of the relevant preferred Drawdown Date, the Lender shall deposit the loan amount in the Borrower Account by 11:00 a.m. on the corresponding preferred Drawdown Date.

Failure to Make Loan:

(1)   If the Lender decides not to make the Loan for the reason that all or part of the conditions set forth in “Conditions Precedent for a Loan” above are not satisfied, the Lender may notify the Borrower of such decision by 5:00 p.m., Tokyo time, on the Business Day immediately preceding the corresponding preferred Drawdown Date.

(2)   Any damages incurred by the Lender as a result of the Lender’s failure to make the Loan (including, but not limited to, break funding costs incurred by the Lender due to the Borrower’s cancellation of an agreement for a Loan) shall be borne by the Borrower; provided, however, that the foregoing shall not apply if the failure to make the Loan constitutes a breach of the Lender’s obligation to lend, in which case any damages reasonably incurred by the Borrower as a result of the Lender’s failure to make the Loan shall be borne by the Lender.

Increased Costs and Illegality:

(1)   If the Lender has incurred the Increased Costs (as defined below), upon the Lender’s request, the Borrower shall elect either to bear the Increased Costs or to repay the obligations to the Lender and terminate the Lender’s obligation to lend.

“Increased Costs” means, in the cases where the Lender’s lending expenses under the Agreement are increased due to (i) any enactment or amendment of Laws, or any change in the interpretation or application thereof, (ii) establishment or increase in capital reserves, or (iii) any change in accounting regulations or practice, the portion of the lending expenses so increased.

(2)   If the Agreement becomes contrary to any Laws, the Lender may (i) when the continuation of the Lender’s obligation to lend is considered to be illegal as of any day prior to each Drawdown Date, terminate the Lender’s obligation to lend, and (ii) when the continuation of a Loan that has already been made is considered to be illegal, request the Borrower to repay the entire amount of the outstanding Loan.

Voluntary Prepayment:	Voluntary prepayment may be made only when the Borrower gives a written notice (“Voluntary Prepayment Notice”) to the Lender by ten (10) Business Days in advance. The principal amount which the Borrower desires to prepay shall be the full amount of the outstanding principal amount, or the amount of JPY 100 million and integral multiples of JPY 100 million in excess thereof. In this case, the Borrower shall pay the accrued interest and the break funding cost, for the period commencing on the date of the prepayment and ending on the immediately following interest payment date, calculated at the rate reasonably determined by the Lender. For the avoidance of doubt, the Borrower shall not be obliged to pay any break funding cost if such voluntary prepayment is made on each interest payment date.

Mandatory Prepayment:

1.  If the Borrower wishes to sell, or otherwise dispose of, a share of the Target to a third party other than the Guarantor or any of the Guarantor’s affiliates, or otherwise actualize the value of such share (including, but not limited to, any sale, disposition or actualization of the value of a share of a company which holds shares of the Target), the Borrower will notify the Lender in writing at least ten (10) Business Days prior to such value realization, and will make prepayment of an amount equivalent to 50% of the full amount of (x) the value so realized less (y) reasonable expenses (including taxes and public charges), on the interest payment date arriving immediately after the day of receipt of funds.

2.  If any of the CBs held by the Guarantor is redeemed or otherwise acquired by the Target, (i) the Guarantor will notify the Lender in writing at least ten (10) Business Days prior to such redemption or acquisition, (ii) the Guarantor will contribute such redemption or acquisition proceeds into the Borrower by thirty (30) days after the receipt of funds, and (iii) the Borrower will make prepayment of an amount equivalent to 50% of the full amount of (x) such redemption or acquisition price less (y) reasonable expenses (including taxes and public charges), on the interest payment date arriving immediately after the day of capital contribution by the Guarantor; provided that the Borrower will not be required to make such prepayment any more once the total amount prepaid pursuant to this Item 2 reaches JPY 35,000 million.

Application of Prepayment Proceeds:

Both voluntary prepayments and mandatory prepayments of the Loans will be applied in the following order:

1.  In prepayment of the Tranche C Facility in full towards a reverse chronological order of maturity;

2.  In prepayment of the Tranche B Facility in full; and

3.  In prepayment of the Tranche A Facility in full.

Provided, however, (i) if the Borrower instructs otherwise in the Voluntary Prepayment Notice, such voluntary prepayment will be applied in accordance with such instruction, and (ii) mandatory prepayments made pursuant to the Item 2 of “Mandatory Prepayment” will be applied only in prepayment of the Tranche A Facility.

Default Interest:	14% per annum (on a day-to-day basis, inclusive of the first and the last days, and on the basis of a year of 365 days)

Expenses, Taxes and Public Charges:	All reasonable expenses incurred in connection with the preparation, etc. of the Agreement and any documents related thereto, the stamp duties and any other similar taxes and public charges related to the Agreement, shall be borne by the Borrower.

Guarantee:

(1)   The Guarantor shall, jointly and severally with the Borrower, guarantee to the Lender any and all obligations, which are owed, or will be owed in the future, by the Borrower to the Lender under the Agreement. In the event that the Lender requests the Guarantor to perform the guaranty obligations, the request for performance shall also be effective with respect to the Borrower.

(2)   The Guarantor shall not assert any exemption of its obligations against, or otherwise raise any objection to, the Lender, even if the Lender, for its own convenience, alters or releases all or part of the security interest or guarantee held by the Lender with respect to any and all of the obligations that are, or will be in the future, owed to the Lender by the Borrower under the Agreement. The Guarantor shall not make any claim for damages sustained therefrom against the Lender.

(3)   Even in the cases where the Guarantor has performed all or part of the guarantee obligations to the Lender, if there is any continuing transaction between the Borrower and the Lender, the Guarantor shall not exercise any right that has been obtained from the Lender by subrogation under the performance of the guarantee obligations under the Agreement, without the approval of the Lender. The Guarantor shall, upon the request of the Lender, assign such right or priority without compensation to the Lender; provided, however, that if, after the Guarantor assigns such right or priority to the Lender, the Borrower completes the performance of all obligations under this Agreement toward the Lender, the Lender shall re-assign such right or priority without compensation to the Guarantor.

(4)   If the Guarantor provides the Lender with any guarantee other than the guarantee obligations set forth in Paragraph (1) above with respect to the transactions between the Borrower and the Lender, such guarantee shall not be altered at all due to the assumption of the guarantee obligations pursuant to Paragraph (1) above.

(5)   The Guarantor shall not assert that the receivables of the Borrower due from the Lender shall be set off against the obligations that are, or will be in the future, owed to the Lender by the Borrower under the Agreement and shall not assert that the Guarantor may refuse the performance of the guarantee obligations because of such receivables.

(6)   (i)  The Guarantor shall perform its guarantee obligations in the same currency as the obligations of the Borrower to be paid under the Agreement.

(ii)  Regardless of any material or critical change in financial environments or circumstances or in the Laws, any governmental (including quasi-governmental) orders, rules, so-called reschedulings or other dispositions, or else (including any non-enforceable dispositions), which may take place whether in Japan or abroad, and whether or not it affects any of the obligations of the Borrower or the Guarantor in any manner, the obligations of the Guarantor to perform the guaranteed obligations in accordance with the terms and conditions of the Agreement shall not be affected thereby in any manner and the Guarantor shall remain fully responsible and liable to perform its obligations under the Agreement (including its obligations under Item (i) above) in accordance with the Agreement to the extent permitted under the applicable Laws, any governmental (including quasi-governmental) orders, rules binding upon the Guarantor. Notwithstanding the foregoing, if the Guarantor may not perform any of its obligations under the Agreement in the currency as set forth in Item (i) above due to any restriction binding upon the Guarantor under the Foreign Exchange and Foreign Trade Law or any other applicable Laws, the Guarantor shall indemnify the Lender against any and all damages incurred or suffered by the Lender due to such order or restriction.

(iii)  The obligations which the Guarantor owes pursuant to Items (i) and (ii) above are indemnity obligations which are independent from the Borrower’s principal obligations and the Guarantor hereby consents that Article 448 of the Civil Code does not apply to such obligations.

Performance of Obligations by Borrower and Guarantor:

(1)   On each payment date, the Borrower shall deposit the money in the amount equivalent to the principal and interest payable on such day in the relevant Borrower Account no later than 10:00 a.m., Tokyo time. The Borrower shall maintain Borrower Account at its expense.

(2)   The payments by the Borrower and Guarantor under the Agreement shall be applied to the obligations in the order set forth below (with respect to the Guarantor, including the guarantee obligations for the Borrower’s obligations set forth in each item below):

(i) those expenses to be borne by the Borrower or Guarantor under the Agreement, payable to a third party;

(ii)  those expenses to be borne by the Borrower or Guarantor under the Agreement, which the Lender has incurred in place of such Borrower or Guarantor, and default interest thereon;

(iii)  the default interest (other than the default interest set forth in Items (ii) above) and the break funding cost;

(iv) commitment fees;

(v)   the interest on the Loans; and

(vi) the principal of the Loans.

(3)   Unless otherwise required by the Laws, the Borrower and Guarantor shall not deduct taxes and public charges from the amount of obligations to be paid pursuant to the Agreement. If the Borrower or Guarantor is required to deduct taxes and public charges from the amount payable by such Borrower or Guarantor, such Borrower or Guarantor shall additionally pay the amount necessary in order for the Lender to be able to receive the amount that it would receive if no taxes and public charges were imposed. In such case, such Borrower or Guarantor shall, within 30 days from the date of payment, directly send to the Lender the certificate of such tax payment issued by the tax authorities in Japan or place of incorporation of the Guarantor or other competent governmental authorities, as applicable.

Representations and Warranties by Borrower and Guarantor:

(1)   The Borrower represents and warrants that each of the matters set forth below is true and correct as of the date of the execution of the Agreement, each preferred Drawdown Date and each Drawdown Date:

(i)  the Borrower is a legal entity duly incorporated and validly existing under the Laws of Japan;

(ii)   the execution and delivery of, and the performance of the obligations under, the Agreement, and the consummation of any transactions contemplated thereby, by the Borrower are within the corporate purposes of the Borrower, and the Borrower has duly completed all procedures necessary therefor under the Laws, the articles of incorporation and other internal rules of the Borrower;

(iii)   the execution and delivery of, and the performance of the obligations under, the Agreement, and the consummation of any transactions contemplated thereby, by the Borrower do not result in any violation or breach of the Laws, the articles of incorporation and other internal rules of the Borrower, or any contract;

(iv)  the person who signed or attached his/her name and seal to the Agreement as the representative of the Borrower is authorized to sign or attach his/her name and seal to the Agreement as the representative of the Borrower;

(v)    the Agreement constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms of the Agreement;

(vi)  the Accounting Documents prepared by the Borrower (or the audited Accounting Documents, if the Accounting Documents are required by the Laws to be audited or are otherwise audited) are accurately and duly prepared in light of the generally-accepted accounting principles in Japan (except for minor errors that would not have a material adverse effect on credit decisions made by the Lender) and have been audited as required if auditing was required under the Laws;

(vii)  no material change, which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement with respect to the information provided by the Borrower, or, after the last day of the fiscal term ending in December 2019, no material change, which may cause a deterioration of the business, assets, or financial condition of the Borrower or Guarantor reflected in the Accounting Documents (or the audited Accounting Documents, if the Accounting Documents are required by the Laws to be audited or are otherwise audited) and any other accounting documents prepared by the Borrower for that fiscal term or which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement, has occurred;

(viii)   no lawsuit, etc. has commenced with respect to the Borrower, which will or would reasonably be expected to cause material adverse effects on the performance by the Borrower of the obligations under the Agreement, and there is no specific likelihood thereof;

(ix)  no Event of Default or Potential Event of Default has occurred, and there is no specific likelihood thereof;

(x)    the Borrower does not fall under any of the following Sub-items (a) through (n) (“Antisocial Force Related Party”):

(a)    being a Boryokudan (meaning an organization which is likely to encourage its members (including the members of its member organization) to commit violent illegal activities, etc. as a group or on a regular basis; the same shall apply hereinafter in this Item (x));

(b)    being a Boryokudan Member (meaning a member of Boryokudan; the same shall apply hereinafter in this Item (x));

(c)    having ceased to be a Boryokudan Member within five (5) years;

(d)    being a Boryokudan Associate Member (meaning a person having a relationship with a Boryokudan, other than the Boryokudan Member, who is likely to commit violent illegal activities, etc. backed by the force of Boryokudan, or who cooperates with or engages in the maintenance or operation of a Boryokudan by supplying the Boryokudan or Boryokudan Members with funds, weapons, etc.; the same shall apply hereinafter in this Item (x));

(e)    being a Boryokudan-related company (meaning a company with respect to which a Boryokudan Member is substantially involved in the management, a company managed by a Boryokudan Associate Member or former Boryokudan Member which actively cooperates with or engages in the maintenance or operation of a Boryokudan by supplying funds, etc., or a company which cooperates with the maintenance or operation of a Boryokudan by actively utilizing it in operating business);

(f)    being a sokaiya, etc. (meaning a sokaiya (a professional troublemaker at stockholders’ meetings), kaisha goro (a corporate racketeer) or other person who is likely to commit violent illegal activities, etc. to obtain unfair profits from the corporations, etc. and thereby threaten safe civic life);

(g)    being a shakai undo to hyobo goro (meaning a person who is likely to commit violent illegal activities, etc. to obtain unfair profit by pretending or advocating social or political movement and thereby threaten safe civic life);

(h)    being a tokushu chino boryoku shudan, etc. (meaning a group or person, other than those specified in Sub-items (a) through (g) above, who plays a core role in structural unfairness by utilizing the force of a Boryokudan backed by the relationship, or by having a financial connection with a Boryokudan);

(i)  being any other person similar to those specified in Sub-items (a) through (h) above;

(j)  having a relationship with any person specified in Sub-items (a) through (i) above (hereinafter referred to as the “Boryokudan Member, etc.” in this Item (x)) so that its management is deemed to be controlled by such Boryokudan Member, etc.;

(k)    having a relationship with any Boryokudan Member, etc. so that such Boryokudan Member, etc. is deemed to be substantially involved in its management;

(l)  having a relationship with any Boryokudan Member, etc. so that it is deemed to improperly utilize such Boryokudan Member, etc. for the purpose of seeking an illicit profit for itself or any third party or giving damage to any third party;

(m)  having a relationship with any Boryokudan Member, etc. so that it is deemed to supply funds, etc. or provide favors to such Boryokudan Member, etc.; or

(n)    having an officer or any person substantially involved in its management who has a socially reprehensive relationship with any Boryokudan Member, etc.;

(xi)  each party (other than the Lender) to the Related Agreements to which the Borrower is a party observes its obligations thereunder, and no breach, event of default, potential even of default, event of acceleration, potential event of acceleration, events of nullification, events of cancellation, events of rescission, other events of termination, events of avoidance, or events of voiding, which materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement, has occurred. All representations or warranties made by each party (other than the Lender) to the Related Agreements to which the Borrower is a party thereunder is true and correct in all material respects, and there are no facts that call into question the truthfulness or accuracy of such representations or warranties in any material respect;

(xii)  The Guarantor owns directly 100% of the issued share capital and the voting power of the voting stock of the Borrower;

(xiii)   the following matters concerning the Tender Offer are true and correct:

(a)    Completion of the procedures for the Tender Offer

Regarding the Tender Offer, all necessary permits, procedures and authorizations, etc. required by the Laws has been obtained or completed.

(b)    No event for withdrawal of the Tender Offer

No event falling under withdrawal events of tender offer set forth in Laws or the filing and public notification for the Tender Offer has occurred by the end of the offering period of the Tender Offer.

(c)    Lawful completion of the Tender Offer

The offering period of the Tender Offer has expired; the Tender Offer has been legally completed with the satisfaction of (x) the requirements and procedures necessary under the Financial Instruments and Exchange Act, the U.S. Securities Exchange Act of 1934 and other applicable Laws and regulations and (y) the terms and conditions of the Tender Offer such as the numbers of tendered common shares of the Target and ADSs (including, but not limited to, setting the purchase price to JPY 5,380 or its equivalent in USD per share and per ADS, setting the Purchase Price of Share Options to the following prices, setting no upper or lower limit of the number of common shares of the Target to be acquired in the Tender Offer, setting the purchase price to JPY 7,203,820 per face value of JPY 10,000,000 for CBs Due 2023, setting the purchase price to JPY 7,155,400 per face value of JPY 10,000,000 for CBs Due 2025 and setting that each Bidco will equally acquire the tendered common shares of the Target, ADSs, Share Options and CBs); and the results of the Tender Offer have been announced accordingly.

(Purchase Prices of Share Options)

4th Series Share Option	JPY 1
5th Series Share Option	JPY 1
7th Series Share Option	JPY 1
8th Series Share Option	JPY 1
10th Series Share Option	JPY 1
11th Series Share Option	JPY 1
13th Series Share Option	JPY 1
14th Series Share Option	JPY 1
16th Series Share Option	JPY 1
17th Series Share Option	JPY 1
18th Series Share Option	JPY 1
19th Series Share Option	JPY 1
20th Series Share Option	JPY 1
22nd Series Share Option	JPY 1
23rd Series Share Option	JPY 1
24th Series Share Option	JPY 1
25th Series Share Option	JPY 1

(d)    Absence of arbitrary information disclosure

The Target or the Bidcos have not made any arbitrary disclosure of information (including, but not limited to, disclosure of any arbitrary downward adjustment of the performance of the Target not based on reasonable grounds) not based on reasonable grounds that would adversely affect the share price of the Target at a time close to announcement of the Tender Offer.

(e)    Expression of opinion regarding the Tender Offer by Target

The Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau or the Financial Instruments Exchange or those equivalent in the U.S. has not indicated that the Target would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with the expression of opinion by the Target regarding the Tender Offer, except those that have already been solved.

(f)    Proper disclosure of the Tender Offer by the Bidcos

The Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau, or the Financial Instruments Exchange or those equivalent in the U.S. has not indicated that any Bidco would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with the disclosure of the Tender Offer by the Bidcos, except for those that have already been solved.

(g)    No lawsuit concerning legality, etc. of the Tender Offer

(x) No lawsuit concerning the legality or validity of the Tender Offer or to claim damage compensation on the grounds of a violation of disclosure regulations relating to the Tender Offer has been filed; (y) no proceeding for action by government, Financial Instruments Exchange or securities exchange relating to the Tender Offer or disclosure thereof; and (z) there is no specific likelihood of (x) and (y).

(h)    Legality of decision-making by Target

Decision-making by the Target regarding the Tender Offer has been made in a lawful manner, and no specific circumstances have arisen that may raise doubts about the legality of such decision-making (including compliance with the directors’ duty of care of a prudent manager and fiduciary duty).

(i)  Maintenance of the Target’s expression of opinion endorsing the Tender Offer

The board of directors of the Target has adopted a unanimous resolution endorsing the Tender Offer (including all attending statutory auditors not raising objection and not withholding opinion) at its meeting with attendance of all directors (excluding any person who falls under a special interested person or person judged to potentially fall under a special interested person) and unanimously expressed its endorsement, and the board of directors of the Target has not withdrawn, withheld or changed such endorsement and has not expressed any dissenting opinion with respect to the Tender Offer. The Target does not express any endorsement of a tender offer (if any) other than the Tender Offer. Provided, however, that in an event that it is determined after receiving advice from an attorney at law or legal expert who has sufficient experience in the practice of the Companies Act that the absence of (x) the withdrawal, withholding or change of the consent opinion regarding the Tender Offer, (y) the expression of the dissenting opinion or (z) the endorsement of a tender offer other than the Tender Offer is likely to be a violation by Target’s director of the directors’ duty of care of a prudent manager and fiduciary duty, the Borrower and the Lender shall consult in good faith on the handling the condition set forth in this Item (i) on the condition that after the success of the Tender Offer, the board of directors of the Target announces its endorsement of the Tender Offer.

(j)  No change of the Tender Offer Disclosure Materials

The contents of the filing for the Tender Offer and the Subject Company’s Position Statement at the time of commencement of the Tender Offer have not been materially changed from the contents of the Tender Offer Disclosure Materials confirmed by the Lender prior to the issuance of the loan certificate. In addition, the content of the Tender Offer Disclosure Materials at the time of the completion of the Tender Offer has not changed materially from the content of the Tender Offer Disclosure Materials confirmed by the lender by the time of issuance of the loan certificate.

(k)    Publication of Material Facts prior to the Tender Offer

In cases where any Bidco or its “Officer, etc.” (meaning as set forth in Article 166(1)(i) of the Financial Instruments and Exchange Act) was aware of “material fact” specified in Article 166 of the Financial Instruments and Exchange Act or “Facts of the Tender Offer, etc.” specified in Article 167 of the Financial Instruments and Exchange Act, and such “material facts” and “Facts of the Tender Offer, etc.” had yet to be announced, such “material facts” and “Facts of the Tender Offer, etc.” have been announced prior to the date of the filing of the Tender Offer.

(l)  No tender by the Guarantor

The Guarantor has not tendered any share of the Target in the Tender Offer.

(m)  M&A Guideline

The M&A Guideline has been duly considered as far as practicable in the decision-making and procedures for the Acquisition;

(xiv) on the date of this Agreement, the Borrower satisfies any of the items set forth in Section 1 of Article 2 of the Commitment Line Law (tokutei yushiwaku keiyaku ni kansuru houritsu);

(xv)   on or after the date in which the Target or Bidcos acquires or redeems Share Options and CBs, such acquisition or redemption has been conducted lawfully and validly. Such acquisition or redemption has not been subject to any avoidance, rescission of fraudulent act or other similar action, and there is no specific reason to believe that it will be subject to such action. Further, no event of termination, cancellation or voidance has occurred in connection with the agreement(s) of such acquisition or redemption, no action for revocation, invalidation or absence of relevant resolution of a board of directors or a shareholders’ meeting has been initiated, and there is no specific reason to believe that such event or action will occur or be initiated;

(xvi) on or after the date in which the Squeeze Out Procedures are completed, no stock acquisition right (including stock acquisition right coupled with convertible bonds) of the Target exists other than those held by the Target or Bidcos, and the Squeeze Out Procedures have been conducted lawfully and validly. Further, no claim for enjoinments related to the Squeeze Out Procedures has been initiated (regardless of whether provisionary disposition or otherwise), no action for revocation, invalidation or absence of relevant resolution of a shareholders’ meeting related to the Squeeze Out Procedures has been initiated, and there is no specific reason to believe that such claim or action will be initiated;

(xvi) on the date in which a Loan to fund a payment of costs and expenses for the Subsequent Transactions is disbursed, (a) the Subsequent Transactions have been conducted lawfully and validly in the form and substance notified to the Lender, or (b) it is found to be reasonably certain that the Subsequent Transactions will be conducted lawfully and validly in the form and substance notified to the Lender. Further, no claim for enjoinments related to the Subsequent Transactions has been initiated (regardless of whether provisionary disposition or otherwise), no action for revocation, invalidation or absence of relevant resolution of a shareholders’ meeting or directors related to the

Subsequent Transactions (if required) has been initiated, and there is no specific reason to believe that such claim or action will be initiated; and

(xvii)  other matters set forth in the Agreement as mutually agreed between the Lender and the Borrower upon good-faith consultation.

(2)   The Guarantor represents and warrants that each of the matters set forth below is true and correct as of the date of the execution of the Agreement, each preferred Drawdown Date and each Drawdown Date:

(i)  the Guarantor is a legal entity duly incorporated and validly existing under the Laws of place of incorporation of the Guarantor;

(ii)   the execution and delivery of, and the performance of the obligations under, the Related Agreements, and the consummation of any transactions contemplated thereby, by the Guarantor are within the corporate purposes of the Guarantor, and the Guarantor has duly completed all procedures necessary therefor under the Laws, the articles of incorporation and other internal rules of the Guarantor;

(iii)   the execution and delivery of, and the performance of the obligations under, the Related Agreements, and the consummation of any transactions contemplated thereby, by the Guarantor do not result in any violation or breach of the Laws, the articles of incorporation and other internal rules of the Guarantor, or any contract;

(iv)  the person who signed or attached his/her name and seal to each Related Agreement as the representative of the Guarantor is authorized to sign or attach his/her name and seal to such Related Agreement as the representative of the Guarantor;

(v)    each Related Agreement constitutes legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with the terms of such Related Agreement;

(vi)  the Accounting Documents prepared by the Guarantor (or the audited Accounting Documents, if the Accounting Documents are required by the Laws to be audited or are otherwise audited) are accurately and duly prepared in light of the generally-accepted accounting principles in place of incorporation of the Guarantor (except for minor errors that would not have a material adverse effect on credit decisions made by the Lender) and have been audited as required if auditing was required under the Laws;

(vii)  no material change, which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement with respect to the information provided by the Guarantor, or, after the last day of the fiscal term ending in December 2019, no material change, which may cause a deterioration of the business, assets, or financial condition of the Borrower or Guarantor reflected in the Accounting Documents (or the audited Accounting Documents, if the Accounting Documents are required by the Laws to be audited or are otherwise audited) and any other accounting documents prepared by the Guarantor for that fiscal term or which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement, has occurred;

(viii)   no lawsuit, etc. has commenced with respect to the Guarantor, which will or would reasonably be expected to cause material adverse effects on the performance by the Guarantor of the obligations under the Agreement, and there is no specific likelihood thereof;

(ix)  no Event of Default or Potential Event of Default has occurred, and there is no specific likelihood thereof;

(x)    the Guarantor is not Antisocial Force Related Party;

(xi)  each party (other than the Lender) to the Related Agreements to which the Guarantor is a party observes its obligations thereunder, and no breach, event of default, potential even of default, event of acceleration, potential event of acceleration, events of nullification, events of cancellation, events of rescission, other events of termination, events of avoidance, or events of voiding, which materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement, has occurred. All representations or warranties made by each party (other than the Lender) to the Related Agreements to which the Guarantor is a party thereunder is true and correct in all material respects, and there are no facts that call into question the truthfulness or accuracy of such representations or warranties in any material respect; provided that, a representation and warranty under the Business Integration Agreement and the Transaction Agreement relating to a party other than the Guarantor shall not be deemed to be untrue unless the Guarantor has the right to terminate the relevant Related Agreement as a result of the condition or circumstance making such representation and warranty untrue; provided further that a representation and warranty shall not be deemed to be untrue unless such would materially and adversely affect the interests of the Lender;

(xii)  the Guarantor owns directly 100% of the issued share capital and the voting power of the voting stock of the Borrower; and

(xiii)   other matters set forth in the Agreement as mutually agreed between the Lender and the Borrower upon good-faith discussion.

Covenants of Borrower and Guarantor:

(1)   The Borrower covenants to perform, at its expense, the matters set forth below until all of the Lender’s obligations to lend are terminated and all of the obligations under the Agreement are completely performed:

(i) Obligations of submission and notification:

(a)   if any Event of Default or Potential Event of Default has occurred, or is likely to occur, the Borrower shall immediately notify the Lender thereof.

(b)   (x) if the Borrower prepares the Accounting Documents (provided, however, that the Borrower shall prepare the Accounting Documents for each semiannual period on a non-consolidated basis), the Borrower shall promptly submit a copy thereof to the Lender.

(y) in preparing the Accounting Documents, the Borrower shall accurately and duly prepare them in light of the generally-accepted accounting principles in Japan.

(c)   upon the reasonable request made by the Lender, the Borrower shall immediately notify the Lender of the conditions of the assets, management, or businesses of the Borrower, the Guarantor (whether consolidated or non-consolidated), and shall provide the necessary assistance to facilitate the investigations thereof.

(d)   if any material change has occurred or is likely to occur with the passage of time, with respect to the assets, management, financial condition or other condition, or the future prospects of the Borrower and Guarantor (whether consolidated or non-consolidated), or if any lawsuit, etc., which may materially affect or is likely to materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement has commenced or is likely to commence, the Borrower shall immediately notify the Lender thereof.

(e)   if any of representations or warranties made in the Related Agreements by the parties thereto (other than the Lender) is found to be materially untrue, the Borrower shall immediately notify the Lender thereof.

(f)   if any change on shareholders, parent companies or capital structure of the Target has occurred on or after the completion of the Squeeze Out Procedures or the Guarantor has transferred any of the Target’s shares (including ADSs) prior to the completion of the Squeeze Out Procedures, the Borrower shall immediately notify the Lender thereof.

(g)   if the Lender reasonably requests, the Borrower shall immediately notify the Lender of the current status of the Acquisition.

(h)   if the Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau, or the Financial Instruments Exchange or those equivalent in the U.S. indicates, or conducts any investigation in connection with, any (possible) violation of the Laws or the rules of Financial Instruments Exchange or security exchanges, the Borrower shall immediately notify the Lender thereof.

(i) if a petition for determination of price is filed or a court renders a decision on such determination in connection with the Squeeze Out Procedures, the Borrower shall immediately notify the Lender thereof.

(j) in relation to the Squeeze out, the Borrower shall submit to the Lender certified copies of the following promptly after the preparation thereof (but in any event no later than the completion of the Squeeze Out Procedures):

(A)  documents to be kept in advance pertaining to the share consolidation;

(B)  the minutes of the board of directors setting the record date for the extraordinary general meeting of shareholders resolving on the share consolidation;

(C)  the minutes of the board of directors to call such general meeting of shareholders;

(D)  the minutes of such general meeting of shareholders;

(E)  the public notice by the Target to its shareholders;

(F)  documents to be kept subsequently pertaining to the share consolidation;

(G)  documents filed in connection with the ADSs (if the disclosure of such filings has been made by EDGAR, a report to the Lender to the effect that said disclosure has been made may be substituted for the submission); and

(H)  other documents reasonably required by the Lender in connection with the Squeeze Out Procedures.

(k)   with regard to the disposition of fractional shares in the Squeeze Out Procedures, promptly after that the permission of the court prescribed in Article 234(2) or (4) of the Companies Act as applied mutatis mutandis pursuant to Article 235(2) of the Companies Act is rendered (but in any event no later than the completion of the Squeeze Out Procedures), the Borrower shall submit to the Lender documents evidencing such permission.

(ii)  Negative pledge:

The Borrower shall not grant any security to secure any obligations of the Borrower, the Guarantor or any third party, unless the Lender gives its prior written consent; provided, however, that this provision shall not apply to the cases where such granting falls under any of the following items and the Borrower has given a prior written notice to the Lender thereof. For the purpose hereof, the granting of security shall mean the granting of security interests on any assets of the Borrower, or the pre-engagement agreement for the granting of security interests on any assets of the Borrower. For the avoidance of doubt, this provision does not apply to any guarantee or indemnity provided by the Borrower in respect of any obligation or any person:

(a)   the cases where such granting of security is required by the Laws;

(b)   the cases where the Borrower acquires assets on which security interests have already been granted (including the cases where the Borrower acquires assets on which security interests have already been granted, upon its merger, demerger, or business transfer) or where the Borrower grants security interest over assets to secure indebtedness incurred for the purposes of acquiring such assets;

(c)   the cases where the Borrower grants any security over any cargo or the bill of lading relevant to the import and export when entering into any foreign exchange transaction in respect of the import and export;

(d)   the cases where the Borrower grants any security in accordance with a pre-engagement agreement for the granting of security interests without a breach of the Agreement;

(e)   any security arising from judgments or decrees in circumstances not constituting an Event of Default or for payments to a court as security for costs arising in connection with any litigation or other judicial proceeding;

(f)   any security for taxes, assessments or governmental charges that are being contested in good faith and by appropriate proceedings, and for which adequate reserves are being maintained for such amounts;

(g)   any netting or set-off arrangement entered into by such person in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances or under any hedge or derivative transaction in the ordinary course of business (and not for speculative purposes) for the purpose of determining the obligations of the parties thereto by reference to their net exposure thereunder;

(h)   any security existing on the date of the Agreement;

(i) any security arising in the ordinary course of business (other than those provided to secure any financial indebtedness);

(j) any security on goods the purchase price of which is financed by a documentary letter of credit issued for the account of such person;

(k)   any security created over the asset of the Borrower that are acquired after the effective date of the Share Exchange, including security created over the asset of the Borrower to secure the loans provided by financial institutions to the Borrower to finance the purchase price in connection with such assets;

(l) without prejudice to paragraphs (a) to (k) above, security interest over any asset of the Borrower for which the book value thereof does not exceed JPY 10,000 million;

(m) any security not falling within paragraphs (a) to (l) above, so long as the aggregate outstanding principal amount of indebtedness secured by such security of the Borrower does not (and would not, as a result of the contemplated transaction) exceed 10% of the book value of the total assets of the Borrower; and

(n)   any security permitted by the Lender.

(iii)  Other covenants:

(a)   the Borrower shall maintain licenses and other similar permits that are necessary to conduct its main business, and continue to carry out the business in compliance with all Laws.

(b)   the Borrower shall not change its main business.

(c)   unless otherwise specified in the Laws, the Borrower shall not subordinate the payments of any and all of its debts under the Agreement to the payments of any unsecured and unsubordinated debts, or at least shall treat them pari passu.

(d)   unless the Lender gives its prior written consent, the Borrower shall not implement any structural change (soshiki henko), merger (gappei), demerger (kaisha bunkatsu), share exchange (kabushiki kokan) or share transfer (kabushiki iten) of, assignment of business or assets of, or capital reduction (excluding any capital reduction that does not involve any cash out from the Borrower to its shareholders) of, or any acceptance of all or part of the material business or assets by, the Borrower or its subsidiary or affiliate, which transaction will or may materially cause adverse effects on the performance by the Borrower or Guarantor of the obligations under the Agreement.

(e)   the Borrower shall not be Antisocial Force Related Party.

(f)   the Borrower shall not commit, or cause any third party to commit, any of the following acts (“Antisocial Acts”):

(I)   violent demand;

(II)  unfair demand exceeding legal liabilities;

(III)  menacing or violent acts with respect to transactions;

(IV) acts to impair the credit of the Lender by spreading rumors or using deceptive scheme or force, or obstruct the business of the Lender; or

(V)  other acts similar to those specified in Sub-items (I) through (IV) above.

(g)   the Borrower shall cause the settlement of the Tender Offer to complete via its Tender Offer agent by second (2nd) Business Day after the First Drawdown Date.

(h)   the Borrower shall ensure that the Guarantor shall continue to own directly 100% of the issued share capital and the voting power of the voting stock of the Borrower at any time.

(i) the Borrower shall ensure that the acquisition prices per a unit of common shares of the Target, ADSs, Share Options and CBs owned by such holders who have not tendered those in the Tender Offer shall not exceed such respective acquisition price in the Tender Offer; provided, however, that this shall not apply in cases where the acquisition price fluctuates based on judicial decisions, etc. (including cases where the acquisition price fluctuates due to settlement in a judicial decision), and the amount of the excess is borne by a person approved by the Lender in a manner approved by the Lender.

(j) the Borrower shall cause the Squeeze Out Procedures to complete lawfully and effectively by [MM] [DD], 2021.

(k)   the Borrower shall duly consider the M&A Guideline as far as practicable in the decision-making and procedures for the Acquisition.

(l) the Borrower shall ensure that, with respect to the remaining Share Options which has not been acquired in the Tender Offer, promptly after the completion of the Tender Offer, (x) the Share Options shall be extinguished by the way of cancellation or other similar way or the Share Options shall be acquired by the Target, the Bidcos or the Guarantor lawfully and effectively, and (y) necessary other measures (if any) shall be taken to extinguish the unexercised Share Options at the time of completion of the Squeeze Out Procedures. The Borrower shall ensure that the Target shall not issue any stock acquisition rights (including stock acquisition rights coupled with convertible bonds) of the Target until the completion of the Squeeze Out Procedures.

(m) The Borrower shall ensure that the Target shall redeem or otherwise acquire all of the CBs at a proper timing (and in any case prior to the completion of the Squeeze Out Procedures), so that the Borrower will be able to make the maximum amount of prepayment (i.e., JPY 35,000 million) pursuant to the Item 2 of “Mandatory Prepayment” above by [MM] [DD], [YYYY] (NOTE: It is envisioned that the date will be 6 months after the execution date of this Agreement.).

(iv) Financial Covenants

(a)   the Borrower shall maintain its net worth positive as of the last day of each semi-annual period ending on or after the date of the execution of the Agreement.

(v)   if the Borrower receives any service of an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae), or attachment (sashiosae) with respect to the Loan Receivables (including any similar procedure taken in any jurisdiction outside Japan), the Borrower shall immediately notify the Lender to that effect.

(2)   The Guarantor covenants to perform, at its expense, the matters set forth below until all of the Lender’s obligations to lend are terminated and all of the obligations under the Agreement are completely performed; provided, however, that the Guarantor is not obligated to perform its obligations under Items (i)(a), (d), (e), (f) and (g), to the extent the same obligations are performed by the Borrower pursuant to Item (1) above:

(i) Obligations of submission and notification:

(a)   if any Event of Default or Potential Event of Default has occurred, or is likely to occur, the Guarantor shall immediately notify the Lender thereof.

(b)   (x) if the Guarantor prepares the Accounting Documents (provided, however, that the Guarantor shall prepare the Accounting Documents (including consolidated financial statements) and their English translations (English translations of consolidated statements of financial position and consolidated statements of comprehensive income shall be sufficient) for each quarterly period within three (3) months), the Guarantor shall promptly submit a copy thereof to the Lender.

(y) in preparing the Accounting Documents, the Guarantor shall accurately and duly prepare them in light of the generally-accepted accounting principles in South Korea and have the Accounting Documents audited in accordance with Laws applicable to the Guarantor.

(c)   if the Guarantor prepares the Accounting Documents for each quarterly period ending on or after the date of the execution of the Agreement, the Guarantor shall promptly submit to the Lender a document whereby the situation of compliance with the matter set forth in Item (iv) of this paragraph may be confirmed.

(d)   upon the reasonable request made by the Lender, the Guarantor shall immediately notify the Lender of the conditions of the assets, management, or businesses of the Borrower and Guarantor (whether consolidated or non-consolidated, as requested by the Lender), and shall provide the necessary assistance to facilitate the investigations thereof.

(e)   if any material change has occurred or is likely to occur with the passage of time, with respect to the assets, management, financial condition or other condition, or the future prospects of the Borrower or the Guarantor (whether consolidated or non-consolidated), or if any lawsuit, etc., which may materially affect or is likely to materially affect the performance of the obligations of the Borrower or

Guarantor under the Agreement has commenced or is likely to commence, the Guarantor shall immediately notify the Lender thereof.

(f)   if any of representations or warranties made in the Related Agreements by the parties thereto (other than the Lender) is found to be materially untrue, the Guarantor shall immediately notify the Lender thereof.

(g)   if any change has occurred with respect to the short-term or long-term debt rating of the Guarantor shall immediately notify the Lender to that effect.

(ii)  Negative pledge:

The Guarantor shall not grant any security to secure any obligations of the Borrower, the Guarantor or any third party, unless the Lender gives its prior written consent; provided, however, that this provision shall not apply to the cases where such granting falls under any of the following items and the Guarantor has given a prior written notice to the Lender thereof. For the purpose hereof, the granting of security shall mean the granting of security interests on any assets of the Guarantor, or the pre-engagement agreement for the granting of security interests on any assets of the Guarantor. For the avoidance of doubt, this provision does not apply to any guarantee or indemnity provided by the Guarantor in respect of any obligation or any person:

(a)   the cases where such granting of security is required by the Laws;

(b)   the cases where the Guarantor acquires assets on which security interests have already been granted (including the cases where the Guarantor acquires assets on which security interests have already been granted, upon its merger, demerger, or business transfer) or where the Guarantor grants security interest over assets to secure indebtedness incurred for the purposes of acquiring such assets;

(c)   the cases where the Guarantor grants any security over any cargo or the bill of lading relevant to the import and export when entering into any foreign exchange transaction in respect of the import and export;

(d)   the cases where the Guarantor grants any security in accordance with a pre-engagement agreement for the granting of security interests without a breach of the Agreement;

(e)   any security arising from judgments or decrees in circumstances not constituting an Event of Default or for payments to a court as security for costs arising in connection with any litigation or other judicial proceeding;

(f)   any security for taxes, assessments or governmental charges that are being contested in good faith and by appropriate proceedings, and for which adequate reserves are being maintained for such amounts;

(g)   any netting or set-off arrangement entered into by such person in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances or under any hedge or derivative transaction in the ordinary course of business (and not for speculative purposes) for the purpose of determining the obligations of the parties thereto by reference to their net exposure thereunder;

(h)   any security existing on the date of the Agreement;

(i) any security arising in the ordinary course of business (other than those provided to secure any financial indebtedness);

(j) any security on goods the purchase price of which is financed by a documentary letter of credit issued for the account of such person;

(k)   any security created over the asset of the Guarantor that are acquired after the effective date of the Share Exchange, including security created over the asset of the Guarantor to secure the loans provided by financial institutions to the Guarantor to finance the purchase price in connection with such assets;

(l) without prejudice to paragraphs (a) to (k) above, security interest over any asset of the Guarantor for which the book value thereof does not exceed JPY 100,000 million or its equivalent; and

(m) any security permitted by the Lender.

(iii)  Other covenants:

(a)   the Guarantor shall maintain licenses and other similar permits that are necessary to conduct its main business, and continue to carry out the business in compliance with all Laws.

(b)   the Guarantor shall not change its main business.

(c)   unless otherwise specified in the Laws, the Guarantor shall not subordinate the payments of any and all of its debts under the Agreement to the payments of any unsecured and unsubordinated debts, or at least shall treat them pari passu.

(d)   unless the Lender gives its prior written consent, the Guarantor shall not implement any structural change,

merger, demerger, share exchange or share transfer of, assignment of business or assets of, or capital reduction of, or any acceptance of all or part of the material business or assets by, the Guarantor or its subsidiary or affiliate, which transaction will or may materially cause adverse effects on the performance by the Borrower or Guarantor of the obligations under the Agreement.

(e)   the Guarantor shall not be Antisocial Force Related Party.

(f)   the Guarantor shall not commit, or cause any third party to commit, Antisocial Acts.

(g)   the Guarantor shall continue to own directly 100% of the issued share capital and the voting power of the voting stock of the Borrower at any time.

(iv) Financial covenants

(a)   the Guarantor shall ensure that the D/E Ratio calculated upon its consolidated balance sheet as of the last day of each quarterly period ending on or after the date of the execution of the Agreement shall not exceed 1.00 and shall not be below zero (0).

(b)   the Guarantor shall ensure that the Interest Coverage Ratio calculated on a consolidated basis on the final day of each quarterly period (in each case, for the most recent twelve (12) months) ending on or after the execution of this Agreement shall be equal to or greater than 20.00 and shall not be below zero (0).

(c)   the Guarantor shall ensure that the Leverage Ratio calculated on a consolidated basis on the final day of each quarterly period (in each case, for the most recent twelve (12) months) ending on or after the execution of this Agreement shall not exceed 4.00 and shall not be below zero (0).

(v)   if the Guarantor receives any service of an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae), or attachment (sashiosae) with respect to the right to claim the performance of the guarantee obligations, the Guarantor shall immediately notify the Lender to that effect.

Event of Default:

If any of the events set forth below has occurred, all of the obligations of Borrower under the Agreement shall become due and payable:

(1)   Automatic Events of Defaults:

(i) if any payment by the Borrower or Guarantor has been suspended, or if a petition (including any similar petition in any jurisdiction outside Japan) for the commencement of bankruptcy procedures (hasan tetsuzuki kaishi), commencement of civil rehabilitation procedures (minji saisei tetsuzuki kaishi), commencement of corporate reorganization procedures (kaisha kosei tetsuzuki kaishi), commencement of special liquidation (tokubetsu seisan kaishi), etc. against the Borrower or Guarantor is filed (except where the Lender reasonably determines that such petition made by any person other than the Borrower or Guarantor is frivolous or vexatious);

(ii)  if the Borrower or Guarantor adopts a resolution for dissolution or is given an order for dissolution;

(iii)  if the Borrower or Guarantor abolishes its principal business;

(iv) if the Borrower or Guarantor has received a disposition to suspend transactions with a clearinghouse, a disposition to suspend transactions by densai.net Co., Ltd. or a similar disposition by any other electronic monetary claim recording institution (including any similar disposition in any jurisdiction outside Japan); or

(v)   if any order or notice of provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae) or attachment (sashiosae) (including any similar procedure taken in any jurisdiction outside Japan) has been sent out, or any adjudication that orders an enforcement of preservative attachment (hozen sashiosae) or attachment (sashiosae) (including any similar adjudication rendered in any jurisdiction outside Japan) has been rendered, with respect to the deposit receivables or other receivables held by the Borrower or Guarantor against the Lender; provided, however, that in a case of provisional attachment, (i) if the Borrower or Guarantor deposits provisional attachment release money within 10 Business Days after the day of such order, or (ii) if, within 10 Business Days after such order, the execution of such provisional attachment is suspended or the execution of provisional attachment already performed is revoked, the Borrower or Guarantor will be retroactively deemed to have not come under the event of this item.

(2)   Events of Default upon which acceleration takes place by a request of the Lender:

(i) if the Borrower or Guarantor has defaulted in performing when due its monetary obligations, whether under the Agreement or not, payable to the Lender (with a grace period of one (1) Business Day only in the case where the Borrower or Guarantor fails to make interest payment and such failure to pay is caused by an administrative or technical error without any cause attributable to the Borrower or Guarantor);

(ii)  if any representations or warranties made by the Borrower and Guarantor in each Related Agreement has been found to be untrue (with a grace period of ten (10] Business Days to the extent reasonably curable in such period and only in cases other than a breach related to Antisocial Force Related Party);

(iii)  except for the cases set forth in Item (i) above, if the Borrower or Guarantor has breached any of its obligations under each Related Agreement (with a grace period of ten (10) Business Days to the extent reasonably curable in such period and only in cases other than a breach related to Antisocial Force Related Party and Antisocial Acts);

(iv) if the Guarantor fails to observe any of the Financial Covenants;

(v)   if the outstanding bonds issued by the Borrower or Guarantor exceeding [●] has been accelerated;

(vi) if the Borrower or Guarantor has defaulted in performing the payment of its monetary obligations exceeding JPY 10,000 million other than those under the Agreement, or any of such obligations exceeding JPY 10,000 million has been accelerated; or if the Borrower or Guarantor has defaulted in performing its guarantee obligations for the benefit of a third party when such guarantee obligations exceeding JPY 10,000 million have become due and payable;

(vii) if the Borrower or Guarantor has suspended its business or received dispositions, such as a suspension of business or the like (including any similar disposition in any jurisdiction outside Japan), from the competent government authority;

(viii)if a petition for specific conciliation (tokutei chotei) (including any similar petition filed in any jurisdiction outside Japan) has been filed with respect to the Borrower or Guarantor;

(ix) if a promissory note issued by the Borrower or Guarantor is dishonored; or densai.net Co., Ltd. notify its participant of dishonor information regarding the Borrower or Guarantor or other electronic monetary claim recording institution renders similar disposition (including any similar disposition in any jurisdiction outside Japan);

(x)   if the acquisition prices per unit of common shares of the Target, ADSs, Share Options and CBs owned by such holders who have not tendered those in the Tender Offer exceeds such respective acquisition price in the Tender Offer; provided, however, that this shall not apply in cases where the acquisition price fluctuates based on judicial decisions, etc. (including cases where the acquisition price fluctuates due to settlement in a judicial decision), and the amount of the excess is borne by a person reasonably approved by the Lender in a manner reasonably approved by the Lender;

(xi) if the Guarantor ceases to own directly 100% of the issued share capital and the voting power of the voting stock of the Borrower at any time;

(xii) if the Share Exchange has not been completed by May 1, 2021;

(xiii)if any Scheme Disruption Event has occurred; or

(xiv)except for each of the foregoing items, if the business or financial condition of the Borrower or Guarantor has deteriorated or would deteriorate, and the substantial necessity arises for the Lender to preserve its receivables.

Set-off, Etc.:

(1)   When the Borrower or Guarantor is required to perform its obligations to the Lender upon their due date, or upon acceleration or otherwise, the Lender may set off the receivables that it has against such Borrower or Guarantor under the Agreement, against its deposit obligations, the obligations under an insurance contract or other obligations that it owes to such Borrower or Guarantor, regardless of whether or not such obligations are due and payable to the extent permitted under the applicable Laws and terms of the relevant underlying contracts.

(2)   If it is necessary for the Borrower or Guarantor to preserve its receivables, such Borrower or Guarantor may set off (i) the receivables that it has against the Lender and that became due, against (ii) the obligations that it owes to the Lender under the Agreement and that became due and payable.

(3)   In the cases (i) where the principal of a Loan of the Lender is repaid or set off on any day other than an interest payment date due to a reason not attributable to such Lender, (ii) where the Borrower’s obligations hereunder is accelerated and (iii) where the Lender fails to make a Loan due to a reason not attributable to such Lender, the Borrower shall pay to such Lender the break funding cost to be calculated at the rate reasonably determined by such Lender, on the same day as such repayment or set-off, unless otherwise set forth in the Agreement.

Amendment to the Agreement:	The Agreement may not be amended except as agreed in writing by the Borrower, the Guarantor and the Lender.
Assignment of Status as a Party:

(1)   The Borrower may not assign to any third party its status as a party under the Agreement, or its rights and obligations under the Agreement, unless the Lender and the Guarantor give their prior consent in writing.

(2)   The Guarantor may not transfer its status as a party under the Agreement, or its rights and obligations under the Agreement,

unless the Borrower and the Lender give their prior consent in writing.

(3)   The Lender may, upon a written notice to the Borrower, assign to any third party all or part of its status as a party under the Agreement, or its rights and obligations under the Agreement after the termination or expiration of the Lender’s obligation to lend; provided that the Borrower’s prior consent in writing is required for such assignment prior to such termination or expiration unless the assignment is made to the affiliate of the Lender.

Assignment of Loan Receivables, etc.:

The Lender may, upon a written notice to the Borrower, assign to any third party all or part of its Loan Receivables, along with its rights and obligations and any other status as a party under the Agreement associated with such Loan Receivables.

General Provisions:

(1)   Confidentiality Obligations

The Borrower and Guarantor shall raise no objection with respect to the disclosure of information concerning each of the following items:

(i) upon “Assignment of Status as a Party” or “Assignment of Loan Receivables, etc.” set forth above, the Lender may disclose any information with regard to the Agreement to the Assignee (including the Successive Lender) or a person considering becoming an Assignee, on the condition that such Lender imposes the confidentiality obligations on the other party. The information with regard to the Agreement referred to in this item shall mean any information regarding the credit of the Borrower and Guarantor that has been obtained in connection with the Agreement, any information regarding the content of the Agreement and other information incidental thereto, and any information regarding the content of the Loan Receivables, etc. to be assigned and other information incidental thereto, and shall not include any information regarding the credit of the Borrower and Guarantor that has been obtained in connection with any agreement other than the Agreement.

(ii)  the Lender may disclose information with regard to the Agreement, to the extent reasonably necessary pursuant to applicable Laws, or may disclose information with regard to the Agreement to an attorney or any other expert who needs to receive the disclosure of confidential information in relation to his/her work. The Lender may also disclose information with regard to the Agreement to its parent Company, subsidiary, and affiliate to the extent necessary and appropriate for internal control purposes.

(2)   Compensation and Indemnification

The Borrower or Guarantor will not make any claim against the Lender for any damages incurred by such Borrower or

Guarantor as a result of the Lender taking any actions permitted under the Agreement (including deciding not to make the Loan and providing the Borrower and Guarantor with a notice in accordance with Paragraph (2) of “Event of Default” above) due to a violation of the Agreement by such Borrower or Guarantor or the fact that any of the items in “Representations and Warranties by Borrower and Guarantor” above is not true (including the fact that any of the matters set forth in Paragraph (1), Item (x) and Paragraph (2), Item (x) of “Representations and Warranties by Borrower and Guarantor” above is not true, a violation of Paragraph (1), Item (iii), Sub-item (e) or (f) of “Covenants of Borrower and Guarantor” above by the Borrower, or a violation of Paragraph (2), Item (iii), Sub-item (e) or (f) of “Covenants of Borrower and Guarantor” above by Guarantor; hereinafter referred to as a “Breach of Obligations by Borrower, Etc.” in this paragraph). The Borrower and Guarantor shall bear any damages incurred by the Lender that arise as a result of a Breach of Obligations by Borrower, Etc.

(3)   Currency Indemnity

(i) in the event that a judgment or order is rendered or issued by any court for the payment of the principal of or interest on the Loan or any other amount payable to the Lender under the Agreement, and such judgment or order is expressed in a currency other than the currency in which the obligations of the Borrower or Guarantor under the Agreement must be paid (hereinafter referred to as the “Currency of Payment” in this Item (i)), or is expressed in the Currency of Payment but is to be enforced in a currency other than the Currency of Payment, any amount received or recovered in such other currency by the Lender in respect of such judgment or order shall only constitute a discharge to the Borrower or Guarantor to the extent of the amount received or recovered in the Currency of Payment and the Borrower and Guarantor shall undertake to pay to the Lender the amount necessary to make up any deficiency arising or resulting from any variation in rates of exchange between (a) the date as of which any amount expressed in the Currency of Payment is (or is to be treated as) converted into such other currency for the purposes of any such judgment or order and (b) the date or dates of discharge of such judgment or order (or a part thereof). The undertaking in this Item (i) shall constitute a separate and independent obligation of the Borrower or Guarantor from its other obligations, shall give rise to a separate and independent cause of action against the Borrower or Guarantor, shall apply irrespective of any indulgence granted by the Lender from time to time, and shall continue in full force and effect notwithstanding any judgment or order.

(ii)  the Guarantor hereby agrees that Article 448 of the Civil Code does not apply to such obligations.

(4)   Exception to Application of Bank Transactions Agreements

The Agreement on Bank Transactions and the Agreement on Financial Transactions shall not apply to the Agreement or the transactions contemplated under the Agreement.

(5)   Calculations

Unless otherwise expressly set forth with respect to any calculation made under the Agreement, all calculations shall be made on a day-to-day basis, inclusive of the first day and exclusive of the last day, and on the basis of a year of 365 days, wherein the division shall be done at the end of the calculation, and fractions less than one yen (JPY 1) shall be rounded down.

(6)   Preparation of Notarized Deeds

The Borrower and Guarantor shall, at any time upon the reasonable request of the Lender, take the necessary procedures to cause a notary public to execute a notarized deed in which such Borrower or Guarantor acknowledges its obligations under the Agreement and agrees to compulsory execution with regard thereto (including any similar procedure taken in any jurisdiction outside Japan). The expenses for the execution of such notarized deed shall be borne by such Borrower or Guarantor.

(7)   Governing Law and Jurisdiction

The Agreement shall be governed by the laws of Japan, and the Tokyo District Court shall be the competent court of non-exclusive agreed jurisdiction over any disputes arising in connection with the Agreement.

(8)   Language

The Agreement shall be prepared in the English language, and the English language version shall be deemed to be the original.

(9)   Time

All references to time in the Agreement shall mean Tokyo time, unless otherwise expressly set forth in the Agreement.

Exhibit 1

1.

The Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau or the Financial Instruments Exchange or those equivalent in the U.S. (i) decides or indicates that the Tender Offer is unlawful or (ii) formally determines that the Tender Offer is unlawful;

2.

With respect to decision-making by the Target regarding the Tender Offer, any government, Financial Instruments Exchange or securities exchange (i) decides or indicates that it is unlawful or (ii) formally renders any disposition on the ground that it is unlawful;

3.

If any Share Option is acquired outside of the Tender Offer, such acquisition has been subject to any avoidance, rescission of fraudulent act or other similar action; any event of termination, cancellation or voidance has occurred in connection with the agreement(s) of such acquisition; or any action for revocation, invalidation or absence of relevant resolution of a board of directors or a shareholders’ meeting has been initiated; except a case where the Lender reasonably find that the likelihood of such lawsuit being allowed is low; and

4.

(i) Any claim for enjoinments related to the Squeeze Out Procedures has been initiated (regardless of whether provisionary disposition or otherwise), or (ii) any action for revocation, invalidation or absence of relevant resolution of a shareholders’ meeting related to the Squeeze Out Procedures or other similar action (excluding lawsuits pertaining to claim for the purchase of shares under Article 116(1) of the Companies Act) has been initiated; except a case where the Lender reasonably find that the likelihood of such lawsuit being allowed is low.

Exhibit 2

1.	D/E Ratio = Total Borrowings/Total Equity

(1)	Total Borrowings

“Total Borrowings” means that the total amount of short-term and long-term borrowings, bonds and leases as shown on the statements of financial position of consolidated financial statements.

(2)	Total Equity

“Total Equity” means the total equity as shown on the consolidated statements of financial position of consolidated financial statements.

2.	Interest Coverage Ratio = Consolidated EBITDA/Interest Expenses

(1)	Consolidated EBITDA

”Consolidated EBITDA” means the amount of profits (excluding any extraordinary items) earned during any fiscal year before interest expenses, taxes due and payable and any amount attributable to the amortization of intangible assets and depreciation of tangible assets during such year.

(2)	Interest Expense

“Interest Expense” means the interest expenses as shown under the category of Financial Costs as shown in the notes to the consolidated financial statements.

3.	Leverage Ratio = Total Borrowings/Consolidated EBITDA

(1)	Total Borrowings:

As stated above

(2)	Consolidated EBITDA:

As stated above

Exhibit C

Loan Certificate

1

August 3, 2020

To NAVER J. Hub Corporation

Loan Certificate

We hereby certify, that, on the basis of the terms and conditions to be agreed upon between you and us separately in the light of the consultations that have been held between you and us in the time prior to the date of this Loan Certificate, we are prepared to provide you with a credit facility of JPY 100,000 million (the “Credit Facility”), for the purpose of the purchase of (i) all of the common shares and American depositary shares (registered and issued by JP Morgan Chase Bank, N.A. in the U.S., each of which represents the title to one common share, the “ADSs”) of, and (ii) all of the share options and the convertible bonds of LINE Corporation (the “Target”) (excluding treasury shares held by the Target and the common shares and the convertible bonds held by NAVER Corporation (the “Guarantor”)) through a joint tender offer in Japan pursuant to the Financial Instruments and Exchange Act of Japan and applicable laws and regulations (the “Tender Offer (Japan)”) and in the U.S. pursuant to the U.S. Securities Exchange Act of 1934 and applicable laws and regulations (the “Tender Offer (U.S.)” and the Tender Offer (Japan) and the Tender Offer (U.S.) are collectively referred to as the “Tender Offer”) and subsequent squeeze out procedures (the “Squeeze Out Procedures”, collectively with the Tender Offer, the “Acquisition”), both of which will be conducted with SoftBank Corporation; provided, however, that our commitment of the Credit Facility is subject to the satisfaction of the conditions set forth in Attachment 1, and the disbursement of a loan under the Credit Facility (the “Loan”) is subject to (i) the execution of agreements relating to the Credit Facility in accordance with the foregoing terms and conditions of the Credit Facility (collectively, the “Loan Related Agreement”) and (ii) the satisfaction of the conditions precedent for disbursement of the Loan set forth in Attachment 2 and those to be stipulated in the foregoing agreements in light of the consultations that have been held between you and us in the time prior to the date of this Loan Certificate.

Tranche A Facility Amount: JPY 35,000 million

Tranche B Facility Amount: JPY 35,000 million

Tranche C Facility Amount: JPY 30,000 million

This Loan Certificate will be valid until October 8, 2020 (however, if the Tender Offer (Japan) has not commenced by August 4, 2020, then until such date), and, after such date has passed, this Loan Certificate will automatically cease to be valid. Provided, however, that we will not unreasonably refuse to submit a new loan certificate that will remain valid until the settlement date decided on the basis of the final date of the extended tender offer period of the Tender Offer (Japan), in the following cases:

(i)

in the case of an extension required under the Financial Instruments and Exchange Act or the U.S. Securities Exchange Act of 1934 due to the submission of an amended tender offer filing for the correction of a minor matter on the filing or any other event that will have only a minimal adverse impact on our credit determination regarding the Tender Offer, where the final date of the extended tender offer period will be within 60 business days from the initial tender offer commencement date; or

2

(ii)

with respect to an extension of the tender offer period made at your discretion, in the case of an extension due to an event that will have only a minimal adverse impact on our credit determination regarding the Tender Offer, where the final date of the extended tender offer period will be within 60 business days from the initial tender offer commencement date.

MIZUHO BANK, LTD.

By
Name: Toshiro Koroyasu
Title: Executive Officer
General Manager, Seoul Branch

3

Attachment 1

Conditions to Commitment of the Credit Facility

(1)

That total amount of funds expected to be incurred by you for the Acquisition is a maximum of JPY 200,000 million and JPY 100,000 million of which will be, in part, covered by the loan(s) which you will borrow from Sumitomo Mitsui Banking Corporation (the “SMBC Loan”). The use of funds for borrowings under the Credit Facility will be: (i) funds to purchase the common shares of the Target, the ADSs, the Share Options (as defined in Attachment 2; the same applies hereinafter) and the CBs (as defined in Attachment 2; the same applies hereinafter) (excluding treasury shares held by the Target and the common shares of the Target and the CBs held by the Guarantor) in the Tender Offer, and to pay associated taxes and public charges and expenses, (ii) funds for cash to be paid to shareholders and Share Options holders of the Target in relation to the Squeeze Out Procedures and for payment of associated expenses (including loan funds to Target for such purpose), (iii) funds for payment of costs and expenses incurred by you in connection with the subsequent transactions by and among you, SoftBank Corporation and the Guarantor relating to the contemplated adjustment of those shareholding percentage in the Target after the Acquisition, and (iv) funds for payment of other costs and expenses incurred by you in connection with the Acquisition.

(2)

That the materials and information relating to material facts that we have received from you, your affiliates and your advisors by May 22, 2020 (the “Cut-Off Date”), is true and correct in all material respects (other than projections, which will have been prepared in good faith based upon assumptions that are reasonably believed by the preparer thereof to be reasonable at the Cut-Off Date), and from the day following the Cut-Off Date onwards, there have been (i) no additions or discoveries of new materials or information that would have a material adverse effect on the Credit Facility or the Acquisition, (ii) no discovery of information that would cause materials or information relating to material facts as of the Cut-Off Date to lose their truthfulness or accuracy to an extent that would have a material adverse effect on the Credit Facility or the Acquisition, and (iii) no change or revision relating to materials as of the Cut-Off Date that would have a material adverse effect on the Credit Facility or the Acquisition; further, that there exist no materials or information that would have a material adverse effect on the Credit Facility or the Acquisition, that has not been disclosed to us by the Cut-Off Date.

(3)	That we obtain final institutional approval regarding the finalized conditions and content of the Loan Related Agreement.

(4)

That it is found to be reasonably certain that when a Loan is disbursed, the conditions precedent to disbursement of a Loan as set forth in Attachment 2 will be satisfied and the SMBC Loan will be disbursed in the same amount.

(5)

That the amount of the Credit Facility is based on the assumption that (i) the purchase price for the common shares of the Target and ADSs in the Tender Offer will be JPY 5,380 or its equivalent in USD per share and per ADS; (ii) the purchase price for the Share Options in the Tender Offer will be JPY 1 per Share Option; and (iii) the purchase price for Zero Coupon Convertible Bonds Due 2023 (as defined in Attachment 2) in the Tender Offer will be JPY 7,203,820 per face value of JPY 10,000,000 and the purchase price for Zero Coupon Convertible Bonds Due 2025 (as defined in Attachment 2) in the Tender Offer will be JPY 7,155,400 per face value of JPY 10,000,000.

(6)

That there are no events that may have a material adverse effect on the assets, management, financial condition or other condition, or the future prospects, of the Target and Guarantor, on a consolidated basis, and there is no actual risk of such events occurring.

(7)

That no material change has occurred to the domestic or foreign financial environment and market environment which we reasonably determine would have a material adverse effect on the disbursement of a Loan.

End

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Attachment 2

Conditions Precedent to Disbursement of a Loan

The outline of the conditions precedent to disbursement of a Loan for the settlement of the Tender Offer is as follows (please refer to the end of this attachment for the definition of defined terms).

(1)	The Borrower has submitted a loan application set forth in the Agreement and such loan application has fulfilled the terms set forth thereof;

(2)	Lender’s obligation to lend has not been terminated or exempted;

(3)	All or any part of the Agreement has not been terminated in accordance with the former clause of Section 2, Article 587-2 of the Civil Code;

(4)	All of the Related Agreements have been executed lawfully and validly in the forms reasonably satisfactory to the Lender;

(5)	Borrower’s Account has been opened at the Lender’s head quarter or branch lawfully and validly;

(6)	No Event of Default and Potential Event of Default has occurred;

(7)

All of the representations or warranties in the Related Agreements made by parties thereto (excluding the Lender) are true and correct in all material respects (or, if qualified by “materiality,” “material adverse effect” or similar language, in all respects);

(8)

Any parties to the Related Agreements (excluding the Lender) has not breached any provision thereof in any material respect (or, if qualified by “materiality,” “material adverse effect” or similar language, in any respect), and there is no specific reason to believe that any such breach will occur on or after the preferred Drawdown Date;

(9)	The Borrower has submitted all of the following documents to the Lender, and the Lender is reasonably satisfied with the content thereof:

(i)	a certificate of all matters presently recorded (genzaijiko zembu shomeisho) or the certificate of all matters historically recorded (rirekijiko zembu shomeisho);

(ii)	a certificate of registered seal impression;

(iii)	a certified copy of the articles of incorporation and the rules of the board of directors (if any);

(iv)	a notification of the seal impression or signature in the form prescribed by the Lender;

(v)	documents certifying that the internal approval procedures required by Laws and/or internal rules for the execution and performance of this Agreement have been completed;

(vi)

a certified copy or certified extract copy of the minutes of the meeting of the board of directors of each Bidco approving the implementation of the Tender Offer (provided, however, that the submission is not required if such fact is disclosed in the Tender Offer Disclosure Materials);

(vii)

a copy of the Tender Offer Disclosure Materials (provided, however, that in cases where the disclosure of the Tender Offer Disclosure Materials has been made by EDINET or EDGAR, a report to the lender to the effect that said disclosure has been made may be substituted for the submission of a copy of the Tender Offer Disclosure Materials);

(viii)

a certified copy or certified extract copy of the minutes of the meeting of the board of directors of the Target agreeing to the Tender Offer (provided, however, that the submission is not required if such fact is disclosed in the Tender Offer Disclosure Materials);

(ix)	a copy of the share price valuation report for the Target’s share prepared by JP Morgan Securities Japan Co., Ltd. on behalf of the Target (provided, however, that in cases where the disclosure of the

5

share price valuation report has been made by EDGAR, a report to the Lender to the effect that said disclosure has been made may be substituted for the submission of a copy of the share price valuation report);

(x)	a copy of invoice for the payment of the acquisition prices prepared by the agent of the Tender Offer;

(xi)	a legal opinion prepared by a legal counsel of the Borrower;

(xii)	a certified copy of the Related Agreements (other than the Agreement);

(xiii)	documents evidencing that all necessary procedures required by applicable competition laws for the Acquisition have been completed (if any); and

(xiv)	a certificate by the Borrower’s representative director attesting to satisfaction of the conditions precedent for the Loan;

(10)	Submission of all of the following documents to the Lender by the Guarantor, and the Lender is reasonably satisfied with the content thereof:

(i)	a commercial registry extract or its equivalent under South Korean Law;

(ii)	a certificate of registered seal impression or its equivalent under South Korean Law;

(iii)	a certified copy of the articles of incorporation and the rules of the board of directors (if applicable) or their equivalent under South Korean Law;

(iv)	a notification of the seal impression or signature in the form prescribed by the Lender;

(v)	documents certifying that the internal approval procedures required by Laws and/or internal rules for the execution and performance of the Related Agreements have been completed; and

(vi)	a legal opinion prepared by a legal counsel of the Guarantor;

(11)	The Guarantor owns directly 100% of the issued share capital and the voting power of the voting stock of the Borrower;

(12)	Lender reasonably confirmed that the SMBC Loan will be made to the Borrower in the amount equal to the Loan(s) to be made on the preferred Drawdown Date;

(13)	The following matters concerning the Tender Offer are confirmed in a manner reasonably satisfactory to the Lender:

(i)	All necessary permits, procedures and authorizations, etc. required by the Laws has been obtained or completed;

(ii)	No event falling under withdrawal events of the Tender Offer set forth in Laws or the filing and public notification for the Tender Offer has occurred by the end of the tender offer period;

(iii)	Lawful completion of the Tender Offer and announcement of the result of the Tender Offer;

(iv)

Absence of arbitrary information disclosure by the Target or the Bidcos not based on reasonable grounds that would adversely affect the share price of the Target at a time close to announcement of the Tender Offer.

(v)

Absence of indication made by the Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau or the Financial Instruments Exchange or those equivalent in the U.S. that the Target would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with expression of opinion regarding the Tender Offer by Target, except those that have already been solved;

(vi)	Absence of indication made by the Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau, the Financial Instruments Exchange or

6

those equivalent in the U.S. that any Bidco would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with the disclosure of the Tender Offer by the Bidcos, except for those that have already been solved;

(vii)

(a) No lawsuit concerning the legality or validity of the Tender Offer or to claim damage compensation on the grounds of a violation of disclosure regulations relating to the Tender Offer has been filed; (b) no proceeding for action by government, Financial Instruments Exchange or securities exchange relating to the Tender Offer or disclosure thereof; and (c) there is no specific likelihood of (a) and (b);

(viii)

Decision-making by the Target regarding the Tender Offer has been made in a lawful manner, and no specific circumstances have arisen that may raise doubts about the legality of such decision-making (including compliance with the directors’ duty of care of a prudent manager and fiduciary duty);

(ix)

Maintenance of the Target’s expression of opinion endorsing the Tender Offer (the resolution at the board of directors thereof must be made with attendance of all directors (excluding any person who falls under a special interested person or person judged to potentially fall under a special interested person) and unanimous expression of its endorsement (including all attending statutory auditors not raising objection and not withholding opinion)) and no expression by the Target of any endorsement of a tender offer (if any) other than the Tender Offer. Provided, however, that in certain cases where the endorsement opinion regarding the Tender Offer is withdrawn etc., the Borrower and the Lender shall consult in good faith on the handling the condition set forth in this Item (ix).

(x)	No material change of the Tender Offer Disclosure Materials from the contents of those confirmed by the Lender prior to the issuance of the loan certificate;

(xi)

Publication of “material facts” specified in Article 166 of the Financial Instruments and Exchange Act and “Facts of the Tender Offer, etc.” specified in Article 167 of the Financial Instruments and Exchange Act prior to the Tender Offer, both of which being limited to undisclosed facts that any Bidco or its “Officer, etc.” (meaning as set forth in Article 166(1)(i) of the Financial Instruments and Exchange Act) was aware of;

(xii)	The Guarantor has not tendered any share of the Target in the Tender Offer; and

(xiii)	The M&A Guideline has been duly considered as far as practicable in the decision-making and procedures for the Acquisition;

(14)	On the date of the Agreement, the Borrower satisfies any of the items set forth in Section 1 of Article 2 of the Commitment Line Law (tokutei yushiwaku keiyaku ni kansuru houritsu);

(15)

There are no events that would have a material adverse effect on the assets, management, financial condition or other condition, or the future prospects, of the Target and Guarantor, on a consolidated basis, and there is no actual risk of such events occurring; and

(16)	Other conditions set forth in the Agreement as mutually agreed by the Lender and the Borrower upon good-faith consultation.

The outline of the representations and warranties as of the date of disbursement of a Loan for the settlement of the Tender Offer as set forth in the Agreement is as follows (please refer to the end of this attachment for the definition of defined terms).

(1)	Representations and Warranties by Borrower

(i)	Matters concerning Borrower’s due incorporation and valid existence;

(ii)

Matters concerning Borrower’s ability to execute, deliver and perform the obligations under the Agreement and to consummate transactions contemplated thereby, and matters concerning completion of all procedures necessary therefor under the Laws, the articles of incorporation and other internal rules of the Borrower;

7

(iii)

Matters concerning absence of violation or breach of the Laws, the articles of incorporation and other internal rules of the Borrower, or any contract caused by Borrower’s execution and delivery of, and performance of the obligations under, the Agreement, and consummation of any transactions contemplated thereby;

(iv)	Matters concerning authority of the representative of the Borrower who signed or attached his/her name and seal to the Agreement;

(v)	Matters concerning legality, validity and bindingness of Borrower’s obligations under the Agreement and enforceability of the Agreement against the Borrower;

(vi)	Matters concerning accuracy and due preparation of the Accounting Documents prepared by the Borrower, and matters concerning audit if auditing was required under the Laws;

(vii)

Matters concerning absence of material change, which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement with respect to the information provided by the Borrower, and matters concerning absence of material change, which may cause a deterioration of the business, assets, or financial condition of the Borrower or Guarantor reflected in the Accounting Documents or which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement after the last day of the fiscal term ending in December 2019;

(viii)

Matters concerning absence of lawsuit, etc. pending or specifically threatened with respect to the Borrower, which will or would reasonably be expected to cause material adverse effects on the performance by the Borrower of the obligations under the Agreement;

(ix)	Matters concerning absence of Event of Default or Potential Event of Default, or specific likelihood thereof;
(x)	Matters concerning Borrower’s non-applicability to the Antisocial Force Related Party;

(xi)

Matters concerning observations of its obligations under the Related Agreements to which the Borrower is a party by each party (other than the Lender), matters concerning absence of breach etc., which materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement, and matters concerning truthfulness and accuracy of representations or warranties made by each party (other than the Lender) to the Related Agreements to which the Borrower is a party;

(xii)	Matters concerning the Guarantor’s direct ownership of 100% of the issued share capital and the voting power of the voting stock of the Borrower;

(xiii)	Following matters concerning the Tender Offer:

(a)	All necessary permits, procedures and authorizations, etc. required by the Laws has been obtained or completed;

(b)	No event falling under withdrawal events of the Tender Offer set forth in Laws or the filing and public notification for the Tender Offer has occurred by the end of the tender offer period;

(c)	Lawful completion of the Tender Offer and announcement of the result of the Tender Offer;

(d)

Absence of arbitrary information disclosure by the Target or the Bidcos not based on reasonable grounds that would adversely affect the share price of the Target at a time close to announcement of the Tender Offer.

(e)

Absence of indication made by the Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau or the Financial Instruments Exchange or those equivalent in the U.S. that the Target would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with expression of opinion regarding the Tender Offer by Target, except those that have already been solved;

8

(f)

Absence of indication made by the Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau, the Financial Instruments Exchange or those equivalent in the U.S. that any Bidco would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with the disclosure of the Tender Offer by the Bidcos, except for those that have already been solved;

(g)

(a) No lawsuit concerning the legality or validity of the Tender Offer or to claim damage compensation on the grounds of a violation of disclosure regulations relating to the Tender Offer has been filed; (b) no proceeding for action by government, Financial Instruments Exchange or securities exchange relating to the Tender Offer or disclosure thereof; and (c) there is no specific likelihood of (a) and (b);

(h)

Decision-making by the Target regarding the Tender Offer has been made in a lawful manner, and no specific circumstances have arisen that may raise doubts about the legality of such decision-making (including compliance with the directors’ duty of care of a prudent manager and fiduciary duty);

(i)

Maintenance of the Target’s expression of opinion endorsing the Tender Offer (the resolution at the board of directors thereof must be made with attendance of all directors (excluding any person who falls under a special interested person or person judged to potentially fall under a special interested person) and unanimous expression of its endorsement (including all attending statutory auditors not raising objection and not withholding opinion)) and no expression by the Target of any endorsement of a tender offer (if any) other than the Tender Offer. Provided, however, that in certain cases where the endorsement opinion regarding the Tender Offer is withdrawn etc., the Borrower and the Lender shall consult in good faith on the handling the condition set forth in this Item (ix).

(j)	No material change of the Tender Offer Disclosure Materials from the contents of those confirmed by the Lender prior to the issuance of the loan certificate;

(k)

Publication of “material facts” specified in Article 166 of the Financial Instruments and Exchange Act and “Facts of the Tender Offer, etc.” specified in Article 167 of the Financial Instruments and Exchange Act prior to the Tender Offer, both of which being limited to undisclosed facts that any Bidco or its “Officer, etc.” (meaning as set forth in Article 166(1)(i) of the Financial Instruments and Exchange Act) was aware of;

(l)	The Guarantor has not tendered any share of the Target in the Tender Offer; and

(m)	The M&A Guideline has been duly considered as far as practicable in the decision-making and procedures for the Acquisition;

(xiv)	Matters concerning satisfaction of any of the items set forth in Section 1 of Article 2 of the Commitment Line Law (tokutei yushiwaku keiyaku ni kansuru houritsu) by the Borrower; and

(xv)	Other matters set forth in the Agreement as mutually agreed between the Lender and the Borrower upon good-faith consultation.

(2)	Representations and Warranties by Guarantor

(i)	Matters concerning Guarantor’s due incorporation and valid existence;

(ii)

Matters concerning Guarantor’s ability to execute, deliver and perform the obligations under the Related Agreements and to consummate transactions contemplated thereby, and matters concerning completion of all procedures necessary therefor under the Laws, the articles of incorporation and other internal rules of the Guarantor;

(iii)

Matters concerning absence of violation or breach of the Laws, the articles of incorporation and other internal rules of the Guarantor, or any contract caused by Guarantor’s execution and delivery of, and performance of the obligations under, the Related Agreements, and consummation of any transactions contemplated thereby;

9

(iv)	Matters concerning authority of the representative of the Guarantor who signed or attached his/her name and seal to the Related Agreements;

(v)	Matters concerning legality, validity and bindingness of Guarantor’s obligations under the Related Agreements and enforceability of such Related Agreements against the Guarantor;

(vi)	Matters concerning accuracy and due preparation of the Accounting Documents prepared by the Guarantor, and matters concerning audit if auditing was required under the Laws;

(vii)

Matters concerning absence of material change, which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement with respect to the information provided by the Guarantor, and matters concerning absence of material change, which may cause a deterioration of the business, assets, or financial condition of the Borrower or Guarantor reflected in the Accounting Documents or which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement after the last day of the fiscal term ending in December 2019;

(viii)

Matters concerning absence of lawsuit, etc. pending or specifically threatened with respect to the Guarantor, which will or would reasonably be expected to cause material adverse effects on the performance by the Guarantor of the obligations under the Agreement;

(ix)	Matters concerning absence of Event of Default or Potential Event of Default, or specific likelihood thereof;

(x)	Matters concerning Guarantor’s non-applicability to the Antisocial Force Related Party;

(xi)

Matters concerning observations of its obligations under the Related Agreements to which the Guarantor is a party by each party (other than the Lender), matters concerning absence of breach etc., which materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement, and matters concerning truthfulness and accuracy of representations or warranties made by each party (other than the Lender) to the Related Agreements to which the Guarantor is a party (with certain exceptions);

(xii)	Matters concerning the Guarantor’s direct ownership of 100% of the issued share capital and the voting power of the voting stock of the Borrower; and

(xiii)	Other matters set forth in the Agreement as mutually agreed between the Lender and the Borrower upon good-faith discussion.

The outline of the events of default applicable as of the date of disbursement of a Loan for the settlement of the Tender Offer as set forth in the Agreement is as follows (please refer to the end of this attachment for the definition of defined terms).

(1)	Automatic Events of Defaults:

(i)

if any payment by the Borrower or Guarantor has been suspended, or if a petition (including any similar petition in any jurisdiction outside Japan) for the commencement of insolvency procedures (with certain exceptions);

(ii)	if the Borrower or Guarantor adopts a resolution for dissolution or is given an order for dissolution;

(iii)	if the Borrower or Guarantor abolishes its principal business;

(iv)

if the Borrower or Guarantor has received a disposition to suspend transactions with a clearinghouse, a disposition to suspend transactions by densai.net Co., Ltd. or a similar disposition by any other electronic monetary claim recording institution (including any similar disposition in any jurisdiction outside Japan); or

(v)

if any order or notice of attachment (sashiosae) etc. (including any similar procedure taken in any jurisdiction outside Japan) has been rendered, with respect to the deposit receivables or other receivables held by the Borrower or Guarantor against the Lender (with a grace period).

10

(2)	Events of Default upon which acceleration takes place by a request of the Lender:

(i)	if the Borrower or Guarantor has defaulted in performing when due its monetary obligations payable to the Lender (with a grace period);

(ii)	if any representations or warranties made by the Borrower and Guarantor in each Related Agreement has been found to be untrue (with a grace period);

(iii)	except for the cases set forth in Item (i) above, if the Borrower or Guarantor has breached any of its obligations under each Related Agreement (with a grace period);

(iv)	if the outstanding bonds issued by the Borrower or Guarantor has been accelerated (with certain exceptions);

(v)

if the Borrower or Guarantor has defaulted in performing the payment of its monetary obligations other than those under the Agreement, or any of such obligations has been accelerated; or if the Borrower or Guarantor has defaulted in performing its guarantee obligations for the benefit of a third party when such guarantee obligations have become due and payable (with certain exceptions);

(vi)

if the Borrower or Guarantor has suspended its business or received dispositions, such as a suspension of business or the like (including any similar disposition in any jurisdiction outside Japan) from the competent government authority;

(vii)	if a petition for specific conciliation (tokutei chotei) (including any similar petition filed in any jurisdiction outside Japan) has been filed with respect to the Borrower or Guarantor;

(viii)

if a promissory note issued by the Borrower or Guarantor is dishonored; or densai.net Co., Ltd. notify its participant of dishonor information regarding the Borrower or Guarantor or other electronic monetary claim recording institution renders similar disposition (including any similar disposition in any jurisdiction outside Japan);

(ix)	if the Guarantor ceases to own directly 100% of the issued share capital and the voting power of the voting stock of the Borrower at any time;

(x)	if any Scheme Disruption Event has occurred; or

(xi)

except for each of the foregoing items, if the business or financial condition of the Borrower or Guarantor has deteriorated or would deteriorate, and the substantial necessity arises for the Lender to preserve its receivables.

11

List of Defined Terms

1.

Accounting Documents means (i) the accounting documents and the business report (jigyo houkokusho) for each business year set forth in Article 435, Paragraph 2 of the Companies Act; (ii) the temporary accounting documents set forth in Article 441, Paragraph 1 of the Companies Act, if prepared; (iii) the consolidated accounting documents for each business year set forth in Article 444, Paragraph 1 of the Companies Act, which are required to be prepared under the provisions of Article 444, Paragraph 3 of the Companies Act, and other consolidated accounting documents for each business year set forth in Article 444, Paragraph 1 of the Companies Act, if prepared; and (iv) the consolidated and non-consolidated balance sheet, profit/loss statement, statement of changes in equity and notes, irrespective of their name or title, if prepared. With regard to the Guarantor, the “Accounting Documents” means accounting documents equivalent to (i) to (iv) above.

2.	Acquisition means the Tender Offer and the Squeeze Out Procedures collectively.

3.

ADSs means American depositary shares that are registered and issued by JP Morgan Chase Bank, N.A. in the U.S. and listed on the New York Stock Exchange, each of which represents the title to one common share of the Target deposited with Mizuho Bank, Ltd., which is the custodian bank of the underlying stock.

4.	Agreement means a credit agreement executed by and among the Lender, the Borrower and the Guarantor.

5.	Antisocial Force Related Party means a person or entity set forth in Exhibit A.

6.	Bidcos means the Borrower and SoftBank Corporation collectively.

7.	Borrower means NAVER J. Hub Corporation.

8.	Borrower Account means the Borrower’s bank account opened at the Lender’s head quarter or branch for the purpose of the disbursement of Loan(s).

9.	Business Integration Agreement means the Business Integration Agreement dated December 23, 2019 by and among the Guarantor, SoftBank Corporation, the Target, and Z Holdings Corporation.

10.	CBs means Zero Coupon Convertible Bonds Due 2023 and Zero Coupon Convertible Bonds Due 2025 individually or collectively.

11.	Drawdown Date means a date on which the Loan is made.

12.	EDGAR means the Electronic Data Gathering, Analysis, and Retrieval system used at the U.S. Securities and Exchange Commission.

13.	EDINET means the Electronic Disclosure for Investors’ NETwork (electronic data processing system as prescribed in Article 27-30-2 of the Financial Instruments and Exchange Act).

14.	Event of Default means an event of default as set forth in the Agreement.

15.	Guarantor means NAVER Corporation.

16.

Laws means the treaties, laws, ordinances, cabinet orders, ministerial ordinances, rules, announcements, judgments, decisions, arbitral awards, directives, guidelines and policies of relevant authorities (including, without limitation, rules and guidelines of Financial Instruments Exchanges, security exchanges, Financial Instruments Firms Associations and the Japanese Bankers Associations) and equivalents thereto in jurisdictions other than Japan.

17.	Lender means Mizuho Bank, Ltd.

18.	Loan means loan(s) made pursuant to the Agreement.

19.	M&A Guideline means the “Fair M&A Guidelines: Enhancing Corporate Value and Securing Shareholders’ Interests” published by the Ministry of Economy, Trade and Industry on June 28, 2019.

20.	Potential Event of Default means an event that would constitute an Event of Default with the elapse of time, notice, or both.

12

21.	Related Agreements means the Agreement, the Business Integration Agreement and the Transaction Agreement collectively.

22.	Scheme Disruption Event means an event set forth in Exhibit B.

23.

Share Options means (i) share options issued based on the resolution of the board of directors meeting of the Target held on December 11, 2013; (ii) share options issued based on the resolution of the board of directors meeting of the Target held on December 11, 2013; (iii) share options issued based on the resolution of the board of directors meeting of the Target held on February 5, 2014; (iv) share options issued based on the resolution of the board of directors meeting of the Target held on February 5, 2014; (v) share options issued based on the resolution of the board of directors meeting of the Target held on August 1, 2014; (vi) share options issued based on the resolution of the board of directors meeting of the Target held on August 1, 2014; (vii) share options issued based on the resolution of the board of directors meeting of the Target held on September 30, 2014; (viii) share options issued based on the resolution of the board of directors meeting of the Target held on September 30, 2014; (ix) share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015; (x) share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015; (xi) share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015; (xii) share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015; (xiii) share options issued based on the resolution of the board of directors meeting of the Target held on June 26, 2017; (xiv) share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019; (xv) share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019; (xvi) share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019; and (xvii) share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019 and the resolution of the board of directors made on March 30, 2020 collectively.

24.

SMBC Loan means loan(s) which the Borrower will borrow from Sumitomo Mitsui Banking Corporation for the purpose of funding for the Acquisition in part and whose commitment amount shall be JPY 100,000 million.

25.

Squeeze Out Procedures means squeeze out procedures using a share consolidation so that the Bidcos and Guarantor will be only shareholders and stock acquisition rights (including stock acquisition rights coupled with convertible bonds) holders of the Target.

26.	Target means LINE Corporation.

27.

Tender Offer means a joint tender offer conducted in Japan and the U.S. for the purpose of acquiring all common shares of the Target, ADSs, Share Options and CBs other than treasury shares held by Target and the common shares of the Target and CBs held by the Guarantor.

28.	Tender Offer Disclosure Materials means the filing for the Tender Offer and the tender offer report for the Tender Offer (including any filing or report for amendment thereto).

29.	Transaction Agreement means the Transaction Agreement dated December 23, 2019 by and between the Guarantor and Softbank Corporation.

30.	Zero Coupon Convertible Bonds Due 2023 means Euroyen convertible bonds due 2023 issued by the resolution of the board of directors of the Target on September 4, 2018.

31.	Zero Coupon Convertible Bonds Due 2025 means Euroyen convertible bonds due 2025 issued by the resolution of the board of directors of the Target on September 4, 2018.

13

Exhibit A

Definition of Antisocial Force Related Party

(a)

being a Boryokudan (meaning an organization which is likely to encourage its members (including the members of its member organization) to commit violent illegal activities, etc. as a group or on a regular basis; the same shall apply hereinafter);

(b)	being a Boryokudan Member (meaning a member of Boryokudan; the same shall apply hereinafter);

(c)	having ceased to be a Boryokudan Member within five (5) years;

(d)

being a Boryokudan Associate Member (meaning a person having a relationship with a Boryokudan, other than the Boryokudan Member, who is likely to commit violent illegal activities, etc. backed by the force of Boryokudan, or who cooperates with or engages in the maintenance or operation of a Boryokudan by supplying the Boryokudan or Boryokudan Members with funds, weapons, etc.; the same shall apply hereinafter);

(e)

being a Boryokudan-related company (meaning a company with respect to which a Boryokudan Member is substantially involved in the management, a company managed by a Boryokudan Associate Member or former Boryokudan Member which actively cooperates with or engages in the maintenance or operation of a Boryokudan by supplying funds, etc., or a company which cooperates with the maintenance or operation of a Boryokudan by actively utilizing it in operating business);

(f)

being a sokaiya, etc. (meaning a sokaiya (a professional troublemaker at stockholders’ meetings), kaisha goro (a corporate racketeer) or other person who is likely to commit violent illegal activities, etc. to obtain unfair profits from the corporations, etc. and thereby threaten safe civic life);

(g)

being a shakai undo to hyobo goro (meaning a person who is likely to commit violent illegal activities, etc. to obtain unfair profit by pretending or advocating social or political movement and thereby threaten safe civic life);

(h)

being a tokushu chino boryoku shudan, etc. (meaning a group or person, other than those specified in Sub-items (a) through (g) above, who plays a core role in structural unfairness by utilizing the force of a Boryokudan backed by the relationship, or by having a financial connection with a Boryokudan);

(i)	being any other person similar to those specified in Sub-items (a) through (h) above;

(j)

having a relationship with any person specified in Sub-items (a) through (i) above (hereinafter referred to as the “Boryokudan Member, etc.”) so that its management is deemed to be controlled by such Boryokudan Member, etc.;

(k)	having a relationship with any Boryokudan Member, etc. so that such Boryokudan Member, etc. is deemed to be substantially involved in its management;

(l)

having a relationship with any Boryokudan Member, etc. so that it is deemed to improperly utilize such Boryokudan Member, etc. for the purpose of seeking an illicit profit for itself or any third party or giving damage to any third party;

(m)	having a relationship with any Boryokudan Member, etc. so that it is deemed to supply funds, etc. or provide favors to such Boryokudan Member, etc.; or

(n)	having an officer or any person substantially involved in its management who has a socially reprehensive relationship with any Boryokudan Member, etc.

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Exhibit B

Scheme Disruption Event

1.

The Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau or the Financial Instruments Exchange or those equivalent in the U.S. (i) decides or indicates that the Tender Offer is unlawful or (ii) formally determines that the Tender Offer is unlawful; and

2.

With respect to decision-making by the Target regarding the Tender Offer, any government, Financial Instruments Exchange or securities exchange (i) decides or indicates that it is unlawful or (ii) formally renders any disposition on the ground that it is unlawful.

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